            ---------------------------------------------------------

                                 $212,000,000.00

                                 LOAN AGREEMENT

                        Effective as of January 31, 2001

                                  By and Among

                      CBL & ASSOCIATES LIMITED PARTNERSHIP,

                  a Delaware limited Partnership, as Borrower,

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
         as a Lender and as Sole Lead Arranger and Administration Agent,
          FLEET NATIONAL BANK, as a Lender and as Documentation Agent,
     U.S. BANK, NATIONAL ASSOCIATION, as a Lender and as Syndication Agent,
               COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
                     as a Lender and as Managing Agent, and
                    KEYBANK NATIONAL ASSOCIATION, as a Lender

                          TOGETHER WITH THOSE ASSIGNEES
                 BECOMING PARTIES HERETO PURSUANT TO SECTION 8.6
                                   as Lenders,

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                    as Agent

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS




ARTICLE 1 - DEFINITIONS________________________________________________________2
     1.1 Definitions___________________________________________________________2
     1.2 Use of Defined Terms_________________________________________________19
     1.3 Accounting Terms, Calculation________________________________________19
     1.4 Terminology__________________________________________________________20

ARTICLE 2 - THE LOAN__________________________________________________________21
     2.1 Commitment to Lend___________________________________________________21
     2.2 Method of Borrowing__________________________________________________21
     2.3 Notes________________________________________________________________23
     2.4 Interest Rate________________________________________________________24
     2.5 Special Provisions for LIBOR Advances________________________________25
     2.6 Payments_____________________________________________________________27
     2.7 Fees_________________________________________________________________29
     2.8 Computation of Interest and Fees_____________________________________30
     2.9 Option to Replace Lenders____________________________________________30
     2.10 Extension of Maturity Date__________________________________________31
     2.11 Amount Limitations__________________________________________________32

ARTICLE 3 - CONDITIONS________________________________________________________32
     3.1 Effectiveness________________________________________________________32
     3.2 Advances_____________________________________________________________35

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES____________________________________36
     4.1 Organization and Power_______________________________________________36
     4.2 Validity of Loan Instruments_________________________________________36
     4.3 Binding Effect_______________________________________________________36
     4.4 Financial Information________________________________________________37
     4.5 Litigation___________________________________________________________37
     4.6 ERISA________________________________________________________________37
     4.7 Hazardous Substances_________________________________________________38
     4.8 Taxes and Other Payments_____________________________________________39
     4.9 Not an Investment Company____________________________________________40
     4.10 Information_________________________________________________________40
     4.11 Insurance___________________________________________________________40
     4.12 Governmental Requirements___________________________________________40
     4.13 ERISA; Plan Assets__________________________________________________40
     4.14 Single Purpose Entities_____________________________________________40

ARTICLE 5 - COVENANTS_________________________________________________________41
     5.1 Reporting Requirements_______________________________________________41
     5.2 Payment and Performance______________________________________________43
     5.3 Maintenance of Property; Insurance___________________________________44
     5.4 Business; Existence__________________________________________________44

     5.5 Payment of Impositions_______________________________________________44
     5.6 Compliance with Legal Requirements___________________________________45
     5.7 Inspection of Property, Books and Records____________________________45
     5.8 Maximum Floating Rate Debt___________________________________________45
     5.9 Consolidations, Mergers and Sales of Assets__________________________45
     5.10 Use of Proceeds_____________________________________________________46
     5.11 Investment Concentration____________________________________________46
     5.12 Leverage Ratio______________________________________________________48
     5.13 Minimum Net Worth___________________________________________________48
     5.14 Interest Coverage Ratio_____________________________________________48
     5.15 Debt Coverage Ratio_________________________________________________48
     5.16 ERISA_______________________________________________________________48
     5.17 Liens_______________________________________________________________48
     5.18 Restricted Payments_________________________________________________48
     5.19 Non-Guarantors______________________________________________________49
     5.20 Unsecured Indebtedness______________________________________________49
     5.21 Maximum Recourse Indebtedness_______________________________________49
     5.22 Negative Pledge_____________________________________________________49

ARTICLE 6 - DEFAULTS__________________________________________________________50
     6.1 Events of Default____________________________________________________50
     6.2 Remedies_____________________________________________________________54
     6.3 Curing Defaults Concerning Properties________________________________54
     6.4 Permitted Deficiencies_______________________________________________55
     6.5 Transfer or Refinancing of Properties________________________________55

ARTICLE 7 - THE AGENT_________________________________________________________57
     7.1 Appointment and Authorization________________________________________57
     7.2 Agent and Affiliates_________________________________________________57
     7.3 Action by Agent______________________________________________________57
     7.4 Consultation with Experts____________________________________________58
     7.5 Reliance by Agent____________________________________________________58
     7.6 Defaults_____________________________________________________________58
     7.7 Indemnification______________________________________________________58
     7.8 Credit Decision______________________________________________________59
     7.9 Failure to Act_______________________________________________________59
     7.10 Resignation or Removal of Agent; Co-Agent___________________________59
     7.11 Consent and Approvals_______________________________________________60
     7.12 Agency Provisions Relating to Properties; Expenses__________________62
     7.13 Defaulting Lenders__________________________________________________63
     7.14 Borrower Not a Beneficiary__________________________________________65

ARTICLE 8 - MISCELLANEOUS_____________________________________________________65
     8.1 Notices______________________________________________________________65
     8.2 No Waiver____________________________________________________________66
     8.3 Expenses; Documentary Taxes; Indemnification_________________________66
     8.4 Waiver of Set-Offs; Sharing of Set-Offs______________________________67

     8.5 Amendments and Waivers_______________________________________________68
     8.6 Successors and Assigns_______________________________________________69
     8.7 Capital Adequacy_____________________________________________________71
     8.8 Counterparts_________________________________________________________72
     8.9 Notice of Final Agreement____________________________________________72
     8.10 Invalid Provisions__________________________________________________72
     8.11 Maximum Rate________________________________________________________72
     8.12 Limitation Upon Liability___________________________________________72
     8.13 Course of Dealing___________________________________________________73
     8.14 Treatment of Certain Information; Confidentiality___________________73
     8.15 Conflict of Terms___________________________________________________74
     8.16 Governing Law; Submission to Jurisdiction___________________________74
     8.17 Waiver of Right to Trial by Jury____________________________________74
     8.18 Replacement of Notes________________________________________________75

Schedule 1.1(a)          Initial Guarantors
Schedule 1.1(b)          Interests
Schedule 1.1(c)          Properties
Schedule 4.5             Litigation
Schedule 4.6             ERISA Plans
Schedule 4.7             Environmental Reports
Schedule 4.11            Insurance
Schedule.6.3             Required Principal Payment and Reduction in Commitments
                         Upon Removal of Property Under Section 6.3
Schedule.6.5             Required Principal Payment and Reduction in Commitments
                         Upon Removal of Property Under Section 6.5

Exhibit A                Notice of Borrowing
Exhibit B                Rate Selection Notice
Exhibit C                Form of Revolving Note
Exhibit D                Form of Term Note
Exhibit E                Form of Extension Notice
Exhibit F                Form of Guaranty
Exhibit G                Form of Assignment

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT (the "Agreement") is made and entered into as of the 31st day of January, 2001, by and between CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as the "Borrower"), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association ("Wells Fargo"), FLEET NATIONAL BANK, a national banking association, U.S. BANK NATIONAL ASSOCIATION, a national banking association, COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, a German banking corporation , and KEYBANK NATIONAL ASSOCIATION, a national banking association, together with those assignees becoming parties hereto pursuant to Section 8.6 hereof, hereinafter referred to individually as a "Lender" and collectively as the "Lenders"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as agent for the benefit of each of the Lenders (in such capacity, the "Agent"), and as sole lead arranger and administrative agent.

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Borrower has entered into that certain Master Contribution Agreement dated as of September 25, 2000, as amended on December 19, 2000, by and among Jacobs Realty Investors Limited Partnership, Richard E. Jacobs as Trustee for the Richard E. Jacobs Revocable Living Trust, Richard E. Jacobs, Trustee for the David H. Jacobs Marital Trust (collectively, the "Jacobs Parties"), CBL Properties, Inc. and Borrower, pursuant to which Borrower has contracted to purchase, either directly or through wholly owned subsidiaries, certain partnership and other ownership interests (the "Interests") owned by the Jacobs Parties, either directly or through affiliates, in the owners of, or the fee title (the "Fee Titles") owned by the Jacobs Parties, either directly or through affiliates to, up to twenty-one regional shopping centers and two associated centers (individually a "Property" and collectively the "Properties"), and to purchase the Interests of the Jacobs Parties in Weston Management Company Limited Partnership, and

     WHEREAS, Borrower desires to obtain from Lenders, and Lenders desires to make to Borrower, a term loan in an amount up to $106,725,000.00 to finance a portion of the purchase price of the Interests and the Fee Titles, and certain closing costs associated with the acquisition of the Interests and Fee Titles; and

     WHEREAS, Borrower desires to obtain from Lenders, and Lenders desire to make to Borrower, a revolving loan in an amount up to $105,275,000.00 to be used for capital expenditures, tenant improvements, development fees, leasing commissions and other commercially reasonable purposes relating to the Properties, for the payment of closing costs incurred in connection with the acquisition of the Interests and Fee Titles, for the purchase of Interests and for the purchase of third-party ownership interests in the Property Owners (as that term is defined herein).

     NOW, THEREFORE, in consideration of the premises and the mutual obligations and covenants hereinafter contained, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     SECTION 1.1 Definitions. When used herein, the following terms shall have the following meanings:

     "Adjusted Asset Value" means, with respect to Borrower, as of a given date,
(a) EBITDA for Borrower's fiscal quarter most recently ended multiplied by (b) 4 and divided by (c) the Capitalization Rate. For purposes of determining Borrower's Adjusted Asset Value, EBITDA shall be adjusted by the Agent in its reasonable discretion to take into account acquisitions and dispositions of property by Borrower and shall exclude any EBITDA from property not owned by Borrower for the entire fiscal quarter most recently ended or upon which construction was in progress at the end of the fiscal quarter most recently ended and, during the fifteen months after the purchase of real property by Borrower (other than the Properties), shall exclude any EBITDA from such real property. For purposes of determining Borrower's Adjusted Asset Value, EBITDA from any Subsidiary of Borrower which is not a Wholly Owned Subsidiary shall be adjusted to reflect Borrower's proportionate ownership interest in such Subsidiary, in a manner approved by Agent and Majority Lenders.

     "Advance" or "Advances" shall mean, individually or collectively as the context permits or requires, a Term Loan Advance and/or a Revolving Loan Advance.

     "Advance Termination Date" means the date which is ninety (90) days prior to the Maturity Date.

     "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least ten percent (10%) of the outstanding shares of Capital Stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other governing body (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have contingency) of such Person or at least ten percent (10%) of the partnership or other ownership interest of such Person; or which controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, a pension fund, university or other endowment funds, mutual fund investment company or similar fund having a passive investment intent owning such a ten percent (10%) or greater interest in a Person shall not be deemed an Affiliate of such Person unless such pension, mutual, endowment or similar fund either (i) owns fifty percent (50%) or more of the Capital Stock or other ownership interest in such Person, or

(ii) has the right or power to select one or more members of such Person's board of directors or other governing body.

     "Applicable Law" means, in respect of any Person, all provisions of statutes, rules, regulations and orders of any Governmental Authority applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

     "Applicable LIBOR Rate Margin" means, as of any date of determination: (i) 1.125% if, for the most recent fiscal quarter in respect of which Borrower is required to have delivered financial statements, the Leverage Ratio was less than 0.45 to 1.0; (ii) 1.35% if, for the most recent fiscal quarter in respect of which Borrower is required to have delivered financial statements, the Leverage Ratio was greater than or equal to 0.45 to 1.0 but less than 0.50 to 1.0; (iii) 1.55% if, for the most recent fiscal quarter in respect of which Borrower is required to have delivered financial statements, the Leverage Ratio was greater than or equal to 0.50 to 1.0 but less than 0.55 to 1.0; (iv) 1.75% if, for the most recent fiscal quarter in respect of which Borrower is required to have delivered financial statements, the Leverage Ratio was greater than or equal to 0.55 to 1.0 but less than 0.60 to 1.0; or (v) 2.00% if, for the most recent fiscal quarter in respect of which Borrower is required to have delivered financial statements, the Leverage Ratio was not less than 0.60 to 1.0; provided that if, as of the forty-fifth (45th) day after the end of a fiscal quarter, Borrower has not delivered the compliance certificate required to be delivered pursuant to Section 5.1(c) hereof setting forth the Leverage Ratio for such fiscal quarter, then, for the period commencing on such forty-fifth (45th) day and continuing until such compliance certificate is so delivered, the "Applicable LIBOR Rate Margin" shall be 2.00%.

     "Asset Value" means (a) with respect to Wholly-Owned Subsidiaries, the sum of (i) the EBITDA from completed properties owned by such Wholly-Owned Subsidiaries divided by the Capitalization Rate, plus (ii) the book value of the properties under construction owned by such Wholly-Owned Subsidiaries, and (b) with respect to all other Subsidiaries, the sum of (i) Borrower's proportionate share of EBITDA from completed properties owned by such Subsidiaries divided by the Capitalization Rate, plus (ii) Borrower's proportionate share of the book value of the properties under construction owned by such Subsidiaries.

     "Base Rate" shall mean an interest rate per annum, fluctuating daily, equal to the higher of (a) the rate announced by Agent from time to time at its principal office in San Francisco, California as its prime rate in effect on such day, or (b) the Federal Funds Rate in effect on such day plus 0.5%. The Base Rate is not necessarily intended to be the lowest rate of interest charged by Agent or any Lender in connection with extensions of credit. Each change in Base Rate shall result in a corresponding change in the interest rate hereunder with respect to a Base Rate Advance and such change shall be effective on the effective date of such change in the Base Rate.

     "Base Rate Advance" means any Advance hereunder with respect to which the interest rate is calculated by reference to the Base Rate.

     "Business Day" means any day on which all major departments of Agent are open for business at its downtown headquarters in San Francisco, California.

     "Capital Stock" shall mean, as to any Person, any and all shares, interests, warrants, participations or other equivalents (however designated) of corporate stock of such Person.

     "Capitalization Rate" means (a) eight and one-half percent (8.50%), as to EBITDA from regional malls and power centers or (b) nine and one-quarter percent (9.25%), as to all other EBITDA.

     "CBL Management, Inc." means CBL & Associates Management, Inc., a Delaware corporation.

     "CBL Properties, Inc." means CBL & Associates Properties, Inc., a Delaware corporation, a qualified public REIT and sole shareholder of Holdings I and Holdings II.

     "Combined" means, as to any calculation hereunder, that such calculation shall be made on a combined basis for Borrower, Holdings I, Holdings II, CBL Properties, Inc. and CBL Management, Inc., with each such calculation being made, (a) in respect of Borrower, on a consolidated basis for Borrower and its Subsidiaries, (b) in respect of Holdings I, on a consolidated basis for Holdings I and its Subsidiaries, (c) in respect of Holdings II, on a consolidated basis for Holdings II and its Subsidiaries, (d) in respect of CBL Properties, Inc., on a consolidated basis for CBL Properties, Inc. and its Subsidiaries, and (e) in respect of CBL Management, Inc., on a consolidated basis for CBL Management, Inc. and its Subsidiaries.

     "Consequential Loss" means, for any Lender with respect to (a) Borrower's payment of all or any portion of the then-outstanding principal amount of a LIBOR Advance on a day other than the last day of the Interest Period applicable thereto or (b) any of the circumstances specified in Section 2.2(c) upon which a Consequential Loss may be incurred, any loss, cost or expense incurred by such Lender as a result of the timing of such payment or Advance or in the redepositing, redeploying or reinvesting the principal amount so paid or affected by the timing of such Advance or the circumstances described in Section 2.2(c) including the sum of (i) the interest which, but for the payment or timing of the Advance, such Lender would have earned in respect of such principal amount, reduced, if such Lender is able to redeposit, redeploy, or reinvest such principal amount by the interest earned by such Lender as a result of so redepositing, redeploying or reinvesting such principal amount, plus (ii) any expense or penalty incurred by such Lender on redepositing, redeploying or reinvesting such principal amount.

     "Contingent Obligations" means, for any Person, any material commitment, undertaking, Guarantee or other material obligation constituting a contingent liability under GAAP, but only to the extent the same are required to be reflected on such Person's audited financial statements.

     "Conversion Date" has the meaning set forth in Section 2.2(c) hereof.

     "Credit Agreement" means that certain $130,000,000.00 Fifth Amended and Restated Credit Agreement dated August 4, 2000, among Borrower, Wells Fargo Bank, National Association, U.S. Bank, National Association, Fleet National Bank and Wachovia Bank, as lenders thereunder, and Wells Fargo Bank, National Association, as agent thereunder, as the same has been or may be amended from time to time.

     "Debt Coverage Ratio" shall mean, as of any date the same is calculated, the ratio of (a) EBITDA for the fiscal quarter ending on or most recently ended prior to such date to (b) Debt Service during such fiscal quarter, in each case calculated on a Combined basis in accordance with GAAP.

     "Debt Service" means, with respect to Borrower, Holdings I, Holdings II, CBL Properties, Inc., and their respective Subsidiaries for any period, the sum of (a) Interest Expense of Borrower, Holdings I, Holdings II, CBL Properties, Inc. and their respective Subsidiaries for such period, plus (b) regularly scheduled principal payments on Indebtedness of Borrower, Holdings I, Holdings II, CBL Properties, Inc. and their respective Subsidiaries during such period other than (v) any principal payment made pursuant to Paragraph 8.14 of that certain Collateral Security and Escrow Agreement dated December 16, 1996 between Parkdale Mall Associates, Teachers Insurance and Annuity Association of America and Key Trust Company of Ohio, (w) amortization payments on the Loan required to be made under Section 2.6(c) hereof, (x) required amortization payments under the Credit Agreement, and (y) any regularly scheduled principal payment payable on any Indebtedness which repays such Indebtedness in full, to the extent the amount of such final scheduled principal payment is greater than the scheduled principal payment immediately preceding such final scheduled principal payment, determined in each case on a Combined basis in accordance with GAAP. For purposes of this definition, a voluntary prepayment of Indebtedness shall not constitute a regularly scheduled principal payment even if, under the terms of the agreement governing such Indebtedness, the notice of prepayment has the effect of causing the amount of the prepayment to become due and payable on the date set for such notice for such prepayment.

     "Default" means any condition or event which, with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Defaulting Lender" means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) days after notice from Agent.

     "EBITDA" means, for any period, the sum of (i) Net Income of Borrower, Holdings I, Holdings II, CBL Properties, Inc. and their respective Subsidiaries for such period (excluding equity in net earnings (or loss) of their Unconsolidated Affiliates), plus (ii) depreciation and amortization expense and other non-cash charges of Borrower, Holdings I, Holdings II, CBL Properties, Inc. and their respective Subsidiaries for such period, plus (iii) interest expense of Borrower, Holdings I, Holdings II, CBL Properties, Inc. and their respective Subsidiaries for such period, plus (iv) income tax expense (federal and state) in respect of such period, plus

(v) cash dividends and distributions actually received by Borrower, Holdings I, Holdings II, CBL Properties, Inc. and their respective Subsidiaries during such period from Unconsolidated Affiliates, plus (vi) extraordinary losses (and any unusual losses arising in or outside the ordinary course of business of Borrower, Holdings I, Holdings II, CBL Properties, Inc. and their respective Subsidiaries not included in extraordinary losses determined in accordance with GAAP that have been reflected in the determination of Net Income) for such period, minus (vii) extraordinary gains of Borrower, Holdings I, Holdings II, CBL Properties, Inc. and their respective Subsidiaries (and any unusual gains arising in or outside the ordinary course of business of Borrower, Holdings I, Holdings II, CBL Properties, Inc. or such respective Subsidiaries not included in extraordinary gains determined in accordance with GAAP that have been reflected in the determination of Net Income) for such period, determined in each case on a Combined basis in accordance with GAAP.

     "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.1 hereof.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concession, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

     "ERISA Affiliate" means each trade or business (whether or not incorporated) which, together with Borrower, is treated as a single employer under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

     "ERISA Plan" means any employee benefit plan subject to Title I of ERISA.

     "Event of Default" has the meaning set forth in Section 6.1 hereof.

     "Excess Standby Purchase Agreement Obligations" means the amount by which, at any time, the Contingent Obligation of Borrower, Holdings I, Holdings II, CBL Properties, Inc. and their Subsidiaries under Standby Purchase Agreements exceeds $200,000,000.00.

     "Excluded Taxes" means, with respect to the Agent or any Lender, without duplication (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) any withholding tax that would apply to amounts payable to any Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office).

     "Extension Term" shall mean each one (1) year period by which the Maturity Date may be extended pursuant to Section 2.10 hereof.

     "Fee Title" shall mean the fee simple title to any Property.

     "Federal Funds Rate" means, on any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day of such transactions as determined by Agent.

     "FIRREA" means the Financial Institution Recovery, Reform and Enforcement Act of 1989, as amended from time to time.

     "Floating Rate Debt" means any Indebtedness which is outstanding and bears interest at a rate which is subject to periodic adjustment (either automatically by reference to a fluctuating base or market rate of interest or at the option of the lender), excluding Reserved Construction Loans.

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America.

     "Forward Equity Commitment" means any contract or other agreement pursuant to which a Person agrees to issue Capital Stock, partnership interests, or other equity interests in order to secure Indebtedness.

     "Funds from Operations" means, as to any period, an amount equal to (a) income (loss) from operations of Borrower, Holdings I, Holdings II, CBL Properties, Inc. and their respective Subsidiaries for such period, excluding gain (loss) from debt restructuring and sale of properties, plus (b) depreciation and amortization of real estate assets, plus (minus) (c) to the extent not included in clause (a) above, gain (loss) on the sales of outparcels made in the ordinary course of business, and after adjustments for Unconsolidated Affiliates, determined in each case on a Combined basis in accordance with GAAP. Adjustments for Unconsolidated Affiliates will be calculated to reflect funds from operations on the same basis.

     "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those which, in accordance with the last sentence of
Section 1.3(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

     "Governmental Authority" means, in respect any Person, any government (or any political subdivision or jurisdiction thereof) , court, bureau, agency or other governmental authority having jurisdiction over such Person or any Affiliate of such Person or any of its or their business, operations or properties.

     "Gross Asset Value" means, at a given time, the sum of (a) Adjusted Asset Value at such time, plus (b) all of Borrower's cash and cash equivalents at the end of the fiscal quarter most recently ended, plus (c) the current book value of all unimproved real property owned by Borrower, including all real property owned by Borrower upon which construction is in progress at the time such calculation is made (such real property to include outparcels of projects under construction, whether or not construction is in progress on such outparcels), plus (d) the purchase price paid by Borrower for any improved real property (other than a Property) purchased by Borrower during the fifteen (15) months after the acquisition of such real property, plus (e) the value of the Investments to be made under Investment Contracts and Repurchase Agreements, to the extent obligations under such Investment Contracts and Repurchase Agreements are included in Total Obligations, excluding the value of Standby Purchase Agreements, but including Excess Standby Purchase Agreement Obligations.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantor" or "Guarantors" shall mean, individually or collectively as the context permits or requires, those Persons listed on Schedule 1.1(a) hereto, and any other Person executing a Guaranty.

     "Guaranty" or "Guarantys" shall mean, individually or collectively as the context permits or requires, those instruments or agreements of guaranty, now or hereafter in effect, from one or more Guarantors guaranteeing repayment of all or any part of the Loan.

     "Hazardous Substances" shall mean any pollutant, contaminant, hazardous, toxic or dangerous waste, substance or material, or any other substance or material regulated or controlled pursuant to any Environmental Law, including, without limiting the generality of the foregoing, asbestos, PCBs, petroleum products (including crude oil, natural gas, natural gas liquids, liquefied natural gas or synthetic gas) or any other substance defined as a "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "hazardous material," "hazardous chemical," "hazardous waste," "regulated substance," "toxic chemical," "toxic substance" or other similar term in any Environmental Law.

     "Holdings I" means CBL Holdings I, Inc., a Delaware corporation, and a Wholly Owned Subsidiary of CBL Properties, Inc. and the sole general partner of Borrower.

     "Holdings II" means CBL Holdings II, Inc., a Delaware corporation, and a Wholly Owned Subsidiary of CBL Properties, Inc. and a limited partner of Borrower.

     "Impositions" shall mean (i) all real estate and personal property taxes, charges, assessments, excises and levies and any interest, costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Properties or the ownership, use, occupancy or enjoyment thereof, or any portion thereof, or the sidewalks, streets or alleyways adjacent thereto; (ii) any charges, fees, license payments or other sums payable for any easement, license or agreement maintained for the benefit of the Properties; and (iii) water, gas, sewer, electricity, telephone and other utility charges and fees that are or may become a Lien against the Properties.

     "Indebtedness" shall mean, as applied to any Person at any time, without duplication (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto; (ii) with respect to letters of credit issued for such Person's account; (iii) under agreements for the prospective purchase or repurchase of assets other than obligations arising under unexercised option agreements; (iv) to make future Investments in any Person; (v) to pay the deferred purchase price of property or services previously purchased or rendered, except unsecured trade accounts payable and accrued expenses arising in the ordinary course of business; (vi) as a lessee arising under a lease that is required to be capitalized in accordance with GAAP; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such Person is otherwise obligated on such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of any foreign exchange contract or any interest rate swap, cap or collar agreement or similar arrangement, net of liabilities owed to such Person by the counterparties thereon; (d) all shares of Capital Stock or equivalent ownership interest subject (upon the occurrence of any contingency or otherwise) to mandatory redemption prior to the date the Loan is scheduled to be repaid in full; (e) obligations of others to the extent Guaranteed by such Person or to the extent such Person is otherwise liable on a recourse basis; and
(f) such Person's pro rata share of non-recourse Indebtedness of a partnership in which such Person is a partner (it being understood that the remaining portion of such non-recourse partnership Indebtedness shall not constitute Indebtedness of such Person).

     "Indemnitee" has the meaning set forth in Section 8.3(c) hereof.

     "Interest" or "Interests" shall mean, individually or collectively as the context permits or requires, ownership interests in the entities listed on
Schedule 1.1(b) hereto.

     "Interest Coverage Ratio" means, as of any date the same is calculated, the ratio of (a) EBITDA for the fiscal quarter ending on or most recently ended prior to such date to (b) Interest Expense for such fiscal quarter, determined in each case on a Combined basis in accordance with GAAP.

     "Interest Expense" means, for any Person for any period, total interest expense on Indebtedness of such Person, whether paid or accrued, but without duplication (including the interest component of capital leases), including, without limitation, (a) all commissions, discounts and other fees and charges owed with respect to letters of credit, (b) such Person's proportionate share of any interest expense, whether paid or accrued, of its Unconsolidated Affiliates, and (c) to the extent not included in clause (b), one hundred percent (100%) of any interest expense, whether paid or accrued, of any other Person for which such Person is wholly or partially liable (whether by Guarantee, pursuant to Applicable Law or otherwise) but excluding (i) interest on Reserved Construction Loans and (ii) swap or other interest hedging breakage costs, all as determined in conformity with GAAP and (iii) all interest payable on funds drawn under the Credit Agreement and used for the development of specific real estate projects.

     "Interest Period" means, with respect to a LIBOR Advance, a period commencing:

     (a) on the borrowing date of such LIBOR Advance made pursuant to Section 2.2(a) of this Agreement; or

     (b) on the Conversion Date pertaining to such LIBOR Advance, if such LIBOR Advance is made pursuant to a conversion as described in Section 2.2(c) hereof; or

     (c) on the last day of the preceding Interest Period in the case of a rollover to a successive Interest Period;

and ending 1, 2, 3, 6 or (if available) 12 months thereafter, as Borrower shall elect in accordance with Section 2.2(c) of this Agreement; provided, that:

     (i) any Interest Period that would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day, unless such LIBOR Business Day falls in another calendar month in which case such Interest Period shall end on the next preceding LIBOR Business Day;

     (ii) any Interest Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month or at the end of such Interest Period) shall, subject to clause
(i) above, end on the last LIBOR Business Day of a calendar month;

     (iii) if the Interest Period for any LIBOR Advance would otherwise end after the Maturity Date of the Loan, then such Interest Period shall end on the Maturity Date of the Loan; and

     (iv) if Borrower elects an Interest Period of 12 months with respect to any LIBOR Advance, and any Lender determines that either deposits in United States Dollars (in the applicable amounts) are not being offered to it in the interbank eurodollar market for such Interest Period or that quotes of the LIBOR Rate are not available for such Interest Period, then Agent shall give notice thereof to Borrower, and Borrower shall be deemed to have elected an Interest Period of 6 months.

     "Interest Rate Contracts" means, collectively, interest rate swap, collar, cap or similar agreements providing interest rate protection, in form and substance acceptable to Agent.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "Investment" in any Person shall mean any investment, whether by means of share purchase, loan, advance, extension of credit, capital contribution or otherwise, in or to such Person, the Guarantee of any Indebtedness of such Person, or the subordination of any claim against such Person to other Indebtedness of such Person.

     "Investment Contract" means any binding letter of intent, contract or other agreement pursuant to which Borrower is obligated to purchase raw land or developed real property, or to make an Investment in any Person, or to extend credit to any Person.

     "Lease" means any lease, sublease, license, concession or other agreement (written or verbal, now or hereafter in effect) to which Borrower or any Property Owner is a party and which grant a possessory interest in and to, or the right to use, all or any part of a Property, save and except any lease or sublease pursuant to which Borrower or any Property Owner is granted a possessory interest in the land underlying such Property.

     "Legal Requirements" shall mean (i) any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any Governmental Authority in any way applicable to Borrower, any Property Owner or Weston, or any Property, including, without limiting the generality of the foregoing, the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof; (ii) any and all covenants, conditions and restrictions contained in any deed or other form of conveyance or in any other instrument of any nature that relate in any way or are applicable to the Properties or the ownership, use or occupancy thereof; (iii) Borrower's, each such Property Owner's and Weston's presently or subsequently effective Articles of Partnership, Limited Partnership, Joint Venture, Trust or other form of business association agreement; and (iv) any lease or other contract pursuant to which Borrower or any Property Owner is granted a possessory interest in any Property.

     "Lender" or "Lenders" means, individually or collectively as the context permits or requires, the Lenders identified in the preamble hereto, their respective successors and assigns.

     "Lending Office" means Agent's office located 420 Montgomery Street, 6th Floor, San Francisco, California 94163, or such other office as Agent may hereafter designate as its Lending Office by notice to Borrower and Lenders.

     "Leverage Ratio" means, as of any date the same is calculated, the ratio of
(a) Total Obligations as of the last day of the fiscal quarter ending on or most recently ended prior to such date to (b) Gross Asset Value as of the last day of such fiscal quarter, determined in each case on a Combined Basis in accordance with GAAP.

     "LIBOR Advance" means any Advance hereunder with respect to which the interest rate is calculated by reference to the LIBOR Rate for a particular Interest Period.

     "LIBOR Business Day" means a Business Day on which dealings in United States Dollars are carried out in the London interbank market.

     "LIBOR Rate" means, with respect to any Interest Period, the rate per annum which is equal to the quotient of the average rate per annum (determined solely by the Agent and rounded upwards, if necessary, to the next higher 1/16 of 1%) at which deposits in United States Dollars are offered to Wells Fargo Bank by brokers in the London interbank market as of 11:00 a.m. (London time) two (2) LIBOR Business Days prior to the first day of such Interest Period, in an amount equal to LIBOR Advance so requested and for a period equal to such Interest Period. Each determination of the LIBOR Rate by Agent shall, in absence of manifest error, be conclusive and binding.

     "LIBOR Reserve Requirement" means the daily average during the Interest Period of the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other schedule changes in reserve requirements during the Interest Period) which is imposed under Regulation D against "Eurocurrency liabilities" as defined in Regulation D. Each determination by Agent of the LIBOR Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

     "Lien" means any deed to secure debt, mortgage, deed of trust or similar security instruments (including any Mortgage), pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

     "Loan" means, collectively, the Term Loans and the Revolving Loans.

     "Loan Documents" means this Agreement, the Notes, the Guaranties, and any and all other documents executed and delivered by Borrower or any Guarantor in connection with the Loan.

     "Majority Lenders" shall mean, at any time, Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the aggregate principal amount of the Total Commitments or, if the Term Loan has been repaid in full and the Lenders have no further obligation to make any Revolving Loan Advances, Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding principal amount of the Loan; provided however, in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of such Defaulting Lenders; provided further, however, Majority Lenders must always include at least two (2) Lenders.

     "Maturity Date" means the earlier to occur of (a) January 31, 2003, or such later date to which the Maturity Date may be extended pursuant to Section 2.10 hereof, (b) the date Lenders' commitment to fund Advances are terminated pursuant to Section 6.2 hereof or (c) the date on which (i) the Term Loan has been repaid in full, and (ii) Lender's Revolving Commitments are reduced to zero by Borrower pursuant to Section 2.1(b) hereof.

     "Maximum Rate" means the highest nonusurious rate of interest (if any) permitted from day to day by applicable law.

     "Mortgage" shall mean a mortgage, deed of trust, deed to secure debt or similar security instrument made or to be made by a Person owning real estate or an interest in real estate granting a Lien on such real estate or interest in real estate as security for the payment of Indebtedness.

     "Net Income" means, with respect to Borrower, Holdings I, Holdings II, CBL Properties, Inc., and their respective Subsidiaries for any period, net earnings (or loss) after deducting therefrom all operating expenses, income taxes and reserves and net earnings (or loss) attributable to minority interests in Subsidiaries for the period in question, determined in each case on a Combined basis in accordance with GAAP. Without limiting the generality of the foregoing, earnings (or losses) from the sale of outparcels in the ordinary course of business shall be included in determining Net Income.

     "Net Worth" means, with respect to Borrower, Holdings I, Holdings II, CBL Properties, Inc. and their Subsidiaries as of any date, the sum of (a) the total shareholders' equity of CBL Properties, Inc., plus (b) the value of all minority interests in Borrower, plus (c) cumulative depreciation and amortization after September 30, 2000, plus (d) the book value of Borrower's, Holdings I's, Holdings II's, CBL Properties', Inc.'s and their Subsidiaries' Investments in

Unconsolidated Affiliates, minus (e) all intangible assets, determined on a Combined basis in accordance with GAAP.

     "Non-ERISA Plan" means any Plan subject to Section 4975 of the Internal Revenue Code.

     "Non-Guarantors" means any Subsidiary or Affiliate of Borrower, excepting only the Guarantors.

     "Non Pro Rata Advance" means an Advance with respect to which less than all Lenders have funded their respective Pro Rata Shares of such Advance and the failure of the non-funding Lender or Lenders to fund its or their respective Pro Rata Shares of such Advance constitutes a breach of this Agreement. For purposes of this definition, the Pro Rate Shares of the Lenders will be calculated without regard to the proviso contained in the definition of "Pro Rata Share."

     "Notes" means collectively the Term Notes and the Revolving Notes, and all renewals, modifications and extensions thereof, and "Note" means any one of the Notes.

     "Notice of Borrowing" means a notice substantially in the form of Exhibit A attached hereto.

     "Obligations" means the Loan and any and all other Indebtedness, liabilities and obligations of Borrower to the Lenders, or any of them, or to any Indemnitee, of every kind and nature (including, without limitation, interest charges, expenses, attorneys' fees and other sums chargeable to Borrower by Lenders and future advances made to or for the benefit of Borrower), arising under this Agreement or under any of the other Loan Documents, whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter acquired.

     "Permitted Liens" means (i) pledges or deposits made to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs, (ii) encumbrances consisting of zoning restrictions, easements (including reciprocal easement agreements), leases, or other restrictions or agreements on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended and none of which is violated in any material respect by existing or proposed structures or land use (except to the extent covered by title insurance), (iii) the following to the extent no Lien has been filed in any applicable jurisdiction or agreed to: (A) Liens for taxes not yet due and payable; and (B) Liens imposed by mandatory provisions of law such as for materialmen's, mechanic's, warehousemen's and other like Liens arising in the ordinary course of business, securing payment of Indebtedness whose payment is not yet due that are being contested in good faith by appropriate proceedings, (iv) Liens for taxes, assessments and governmental charges or assessments that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves or other adequate security acceptable to Agent have been provided, (v) to the extent expressly approved in writing by Agent, Liens on Properties where

Borrower is insured against such Liens by title insurance, (vi) Liens securing assessments or charges payable to a property owner association or similar entity, which assessments are not yet due and payable, (vii) Liens against the Properties existing on the date hereof, (viii) UCC-1 financing statements relating to Liens which have been terminated, (ix) any Lien constituting a renewal, extension or replacement of any Permitted Lien (including the reallocation of the debt secured by an existing Permitted Lien and any refinancing of debt secured by a mortgage or similar security instrument which is a Permitted Lien, which refinancing may increase the principal amount of the debt so secured), (x) Liens which either affects solely the property of a tenant under a lease or is the obligation of such a tenant to discharge, cure or comply with, (xi) any attachment or judgment Lien relating to a judgment (1) in existence less than 30 days after the entry thereof or (2) with respect to which
(A) execution has been stayed, (B) payment is covered by insurance (subject to a customary deductible) or (C) the Borrower shall in good faith be prosecuting an appeal or proceedings for review and shall have set aside on its books such reserves as may be required under GAAP with respect to such judgment, and (xii) first priority mortgages or similar security instruments encumbering Towne Mall and/or Randolph Mall.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

     "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (a) such Lender's Total Commitment by (b) the aggregate Total Commitments of all Lenders, or, if the Term Loan has been repaid in full and Lenders have no further obligation to make any Revolving Loan Advances, the percentage obtained by dividing (x) the aggregate unpaid principal amount of such Lender's Note or Notes by (y) the aggregate unpaid principal amount of all Lenders' Notes; provided however, in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares of Lenders shall be redetermined to exclude the Pro Rata Shares of such Defaulting Lenders.

     "Property" or "Properties" shall mean, individually or collectively as the context permits or requires, those certain regional malls and associated centers listed on Schedule 1.1(c) hereto.

     "Property Owner" means any partnership, limited liability company, corporation or other Person which owns the fee or leasehold title to all or any portion of any Property.

     "Rate Selection Notice" has the meaning set forth in Section 2.2(c) hereof. Each Rate Selection Notice shall be substantially in the form of Exhibit B attached hereto.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "REIT" means a real estate investment trust qualified under the Internal Revenue Code.

     "Repurchase Agreement" means a binding letter of intent, contract or other agreement pursuant to which a Person agrees to sell Capital Stock, partnership interests or other equity interests, and to repurchase the same at a specified time for a specified price.

     "Reserved Construction Loan" shall mean a construction loan extended to Borrower or a Subsidiary of Borrower for the construction of a project in respect of which: (a) neither any monetary or material non-monetary default nor any event of default exists; (b) interest on such loan has been budgeted to accrue at a rate of not less than the Base Rate plus two percent (2%) at the time the interest reserve account is established; (c) the amount of such budgeted interest has been (i) included in the principal amount of such loan and
(ii) segregated into an interest reserve account (which shall include any arrangement whereby loan proceeds equal to such budgeted interest are reserved and only disbursed to make interest payments in respect of such loan); (d) absent an event of default or a monetary or material non-monetary default, such interest can be paid out of such interest reserve account only for the purpose of making interest payments on such loan; (e) the amount held in such interest reserve account in respect of such loan, together with the net income if any, from such project projected by the Agent in its reasonable judgment, will be sufficient, as reasonably determined by the Agent from time to time, to pay all Interest Expense on such loan until the date that the net income of the project being financed by such loan is anticipated to be sufficient to pay all Interest Expense on such loan; and (f) Borrower has delivered all certificates required by Section 5.1(e) hereof.

     "Revolving Commitment" means, in respect of each Lender, the obligation of such Lender to make Revolving Loan Advances to Borrower, subject to the terms and conditions hereof, up to an aggregate principal amount not to exceed at any one time outstanding the amount set forth opposite such Lender's name on the signature pages hereto or as set forth in any amendment to this Agreement, subject to adjustment, in the case of any Lender, from time to time by assignment pursuant to Section 8.6 hereof, and "Revolving Commitments" shall mean the Revolving Commitment of all the Lenders in an aggregate principal amount not to exceed at any one time outstanding One Hundred Five Million Two Hundred Seventy Five Thousand and No/100 Dollars ($105,275,000.00).

     "Revolving Loan" means the aggregate principal amount of outstanding Revolving Loan Advances made by Lenders pursuant to Section 2.1(b) hereof. In no event shall the aggregate principal amount of all outstanding Revolving Loan Advances at any one time exceed One Hundred Five Million Two Hundred Seventy-Five Thousand and No/100 Dollars ($105,275,000.00).

     "Revolving Loan Advance" shall have the meaning given such term in Section 2.1(b) hereof. A Revolving Loan Advance may be either a LIBOR Advance or a Base Rate Advance.

     "Revolving Notes" means the revolving promissory notes executed by Borrower, substantially in the form of Exhibit C hereto, payable to each of the Lenders in an amount equal to such Lender's Revolving Commitment, as the same may be amended, supplemented, modified, or restated from time to time, evidencing the obligation of Borrower to repay the Revolving Loan, and all renewals, modifications and extensions thereof, and "Revolving Note" means any one of the Revolving Notes.

     "Senior Officer" shall mean, with respect to Borrower, Holdings I or CBL Properties, Inc., the President, Chief Executive Officer, Chief Financial Officer, any Senior Executive Vice President, Executive Vice President or Senior Vice President of both CBL Properties, Inc. and Holdings I.

     "Significant Subsidiary" shall mean any Subsidiary which has assets having an aggregate book value in excess of $500,000.

     "Standby Purchase Agreement" shall mean any binding letter of intent, contract or other agreement pursuant to which a Person, in return for a fee, agrees to purchase from a third party developer real property being developed by such developer.

     "Subpartnership" means any partnership in which Borrower is the sole general partner or managing general partner, and in which CBL Properties, Inc. is the sole limited partner or sole other general partner. For purposes of clarity, each Subpartnership is a Subsidiary of Borrower.

     "Subsidiary" shall mean, as to any Person, any other Person, more than fifty percent (50%) of the outstanding shares of Capital Stock, partnership interest or other ownership interest, having ordinary voting power to elect a majority of the board of directors or similar governing body of such other Person (irrespective of whether or not at the time stock or other ownership interests of any other class or classes of such other Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or by one or more "Subsidiaries" of such Person, and whose financial reports are prepared on a consolidated basis with such Person. "Wholly Owned Subsidiary" shall mean any such Person of which all of the shares of Capital Stock or ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled. For purposes of this Agreement CBL Management, Inc. shall be deemed to be a Subsidiary of Borrower and Holdings I and Holdings II shall be deemed to be Wholly Owned Subsidiaries of CBL Properties, Inc.

     "Term Commitment" means, in respect of each Lender, the obligation of such Lender to make Term Loan Advances to Borrower, subject to the terms and conditions hereof, up to an aggregate principal amount not to exceed at any one time outstanding the amount set forth opposite such Lender's name on the signature pages hereto or as set forth in any amendment to this Agreement, subject to adjustment, in the case of any Lender, from time to time by assignment pursuant to Section 8.6 hereof, and "Term Commitments" shall mean the Term Commitment of all the Lenders in an aggregate principal amount not to exceed One Hundred Six Million Seven Hundred Twenty-Five Thousand and No/100 Dollars ($106,725,000.00).

     "Term Loan" means the aggregate principal amount of outstanding Term Loan Advances made by Lenders pursuant to Section 2.1(a) hereof. In no event shall the aggregate principal amount of all Term Loan Advances exceed One Hundred Six Million Seven Hundred Twenty-Five Thousand and No/100 Dollars ($106,725,000.00).

         "Term Loan Advance" shall have the meaning given such term in Section 2.1(a) hereof. A Term Loan Advance may be either a LIBOR Advance or a Base Rate Advance.

     "Term Notes" means the term promissory notes executed by Borrower, substantially in the form of Exhibit D hereto, payable to each of the Lenders in an amount equal to such Lender's Term Commitment, as the same may be amended, supplemented, modified, or restated from time to time, evidencing the obligation of Borrower to repay the Term Loan, and all renewals, modifications and extensions thereof, and "Term Note" means any one of the Term Notes.

     "Total Commitment" means, in respect of each Lender, the obligation of such Lender to make Advances to Borrower, subject to the terms and conditions hereof, up to an aggregate principal amount not to exceed at any one time outstanding the amount set forth opposite such Lender's name on the signature pages hereto or as set forth in any amendment to this Agreement, subject to adjustment, in the case of any Lender, from time to time by assignment pursuant to Section 8.6 hereof, and "Total Commitments" shall mean the Commitment of all the Lenders in an aggregate principal amount not to exceed at any one time outstanding Two Hundred Twelve Million Dollars ($212,000,000.00).

     "Total Obligations" means, as of any date, the sum (without duplication) of
(a) the Indebtedness of Borrower, Holdings I, Holdings II, CBL Properties, Inc. and their respective Subsidiaries (other than Indebtedness described in clauses
(a)(iii) and (a)(iv) of the definition thereof, and excluding Indebtedness with respect to letters of credit if, and to the extent, such letters of credit are issued (i) to secure obligations to municipalities to perform work in connection with construction of projects, such exclusion under this clause (i) to be to the extent there are reserves for such obligations under the construction loan for the applicable project, (ii) in support of permanent loan commitments, in lieu of a deposit, (iii) as a credit enhancement for Indebtedness incurred by an Affiliate of Borrower, or (iv) as a credit enhancement for Indebtedness incurred by a Person which is not an Affiliate of Borrower, such exclusion under this clause (iv) to be to the extent of the value (as determined by Agent) of any collateral provided by such Person to secure such letter of credit); plus (b) the aggregate amount of Contingent Obligations of Borrower, Holdings I, Holdings II, CBL Properties, Inc. and their respective Subsidiaries in respect of Indebtedness (other than Indebtedness described in clauses (a)(iii) and (a)(iv) of the definition thereof); plus (c) Borrower's, Holdings I's, Holdings II's, CBL Properties, Inc.'s or their respective Subsidiaries' proportionate share of Indebtedness (other than Indebtedness described in clauses (a)(iii) and (a)(iv) of the definition thereof) of any Unconsolidated Affiliate, whether or not Borrower, Holdings I, Holdings II, CBL Properties, Inc. or such Subsidiary is obligated on such Indebtedness; plus (d) to the extent not included in clauses
(a) through (c) above, the amount (as determined by Agent) which would be payable to third parties seeking specific performance (or, if such Investment Contract provides that recovery is limited to a specified amount as liquidated damages, the amount of such liquidated damages) under Investment Contracts to which Borrower, Holdings I, Holdings II, CBL Properties, Inc. or their Subsidiaries are a party, excluding customary deposits under such Investment Contracts which would be forfeited upon termination thereof, and excluding obligations under short-term Repurchase Agreements entered into as part of a cash management program, and excluding obligations under Investment Contracts which, as of the date such calculation is being made, may be terminated by Borrower, Holdings I, Holdings II, CBL Properties, Inc. or their Subsidiaries without forfeiture or payment of money or other penalty, and excluding obligations under Standby Purchase Agreements, plus (e) to the extent not included in clauses (a) through (d) above, Excess Standby Purchase Agreement Obligations, plus (f) to the extent not included in clauses (a) through (d) above, the amount payable to third parties (as determined by Agent) under development contracts relating to property which Borrower, Holdings I, Holdings II, CBL Properties, Inc. or any of their Subsidiaries has contracted to purchase, plus (g) to the extent not included in clauses (a) through (d) above, amounts payable to third parties under Forward Equity Commitments, but excluding interests in Borrower held by third party sellers of interests in real estate and convertible into Capital Stock of CBL Properties, Inc., plus (h) all other amounts which would be classified as a liability on the consolidated balance sheets of Borrower or Holdings I, Holdings II, CBL Properties, Inc., determined in each case on a Combined basis in accordance with GAAP.

     "Unconsolidated Affiliate" shall mean, in respect of any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting.

     "Unsecured Indebtedness" shall mean, as to any Person, any Indebtedness of such Person which is not secured by a Lien, but excluding trade payables and any short-term Indebtedness incurred for the acquisition of real property, where such short-term Indebtedness is intended to be replaced by Indebtedness secured by a Mortgage encumbering such real property within one hundred twenty (120) days after the date incurred.

     "Weston" means Weston Management Company Limited Partnership, a Delaware limited partnership.

     1.2 Use of Defined Terms. All terms defined in this Agreement and the Exhibits hereto shall have the same defined meanings when used in any other Loan Document, unless the context shall require otherwise.

     1.3 Accounting Terms, Calculation. (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first financial statements under Section 5.1 hereof, shall mean the certified financial statements as of September 30, 2000 referred to in Section 4.4 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements furnished to the Lenders pursuant to Section 5.1 hereof most recently prior to or concurrently with such calculations (or, prior to the delivery of the first financial statements under Section 5.1 hereof, used in the preparation of the certified financial statements as of September 30, 2000, referred to in Section 4.4 hereof) unless
(i) either (x) Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (y) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements and (ii) Borrower and the Majority Lenders have not agreed upon amendments to the provisions of this Agreement to reflect any change in such basis, in which event such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.1 hereof, shall mean the financial statements referred to in Section 4.4 hereof).

     (b) Borrower shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 5.1 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

     (c) To enable the ready and consistent determination of compliance with the covenants set forth in Article 5 hereof, Borrower will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively, without the prior written approval of the Majority Lenders.

     1.4 Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Sections, Subsections, paragraphs, clauses, subclauses, Exhibits or Schedules shall refer to the corresponding Section, Subsection, paragraph, clause, subclause of, Exhibit or Schedule attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions of, Exhibits or Schedules to, another document or instrument. All Exhibits and Schedules attached hereto are by reference made a part hereof. All references to any instrument, document or agreement shall, unless the context otherwise requires, refer to such instrument, document or agreement as the same may be, from time to time, amended, modified, supplemented, renewed, extended, replaced or restated. Unless otherwise stated herein, all references to a specific time shall mean Pacific Standard Time or Pacific Daylight Time, as applicable.

                                   ARTICLE 2.

                                    THE LOAN

     SECTION 2.1 Commitment to Lend. (a) Subject to the terms and conditions set forth in this Agreement, so long as there exists no (i) Default under Sections 6.1(a), 6.1(g) or 6.1(h) hereof, (ii) other Default as to which Agent has given Borrower notice or (iii) Event of Default, each Lender severally agrees to make term loans (each a "Term Loan Advance" and collectively the "Term Loan Advances") to Borrower from time to time on any Business Day or LIBOR Business Day, as appropriate, during the period from and including the Effective Date to, and including, November 30, 2001 in a principal amount not to exceed such Lender's Term Commitment. Term Loan Advances hereunder made at any one time shall be in an aggregate principal amount of not less than $200,000.00. Each principal repayment applied to the Term Notes shall reduce the Term Commitments on a dollar-for-dollar basis, and Term Loan Advances that have been repaid may not be reborrowed.

     (b) Subject to the terms and conditions set forth in this Agreement, so long as there exists no (i) Default under Sections 6.1(a), 6.1(g) or 6.1(h) hereof, (ii) other Default as to which Agent has given Borrower notice or (iii) Event of Default, each Lender severally agrees to make revolving loans (each a "Revolving Loan Advance" and collectively the "Revolving Loan Advances") to Borrower from time to time on any Business Day or LIBOR Business Day, as appropriate, during the period from and including the Effective Date to, but not including, the Advance Termination Date in a principal amount not to exceed such Lender's Revolving Commitment. Revolving Loan Advances hereunder made at any one time shall be in an aggregate principal amount of not less than $200,000.00 or any larger multiple of $25,000.00. Within the foregoing limits, Borrower may borrow under this Section 2.1(b), prepay the Revolving Loan Advances as provided in this Agreement, and reborrow Revolving Loan Advances at any time prior to the Advance Termination Date under this Section 2.1(b); provided however, the Revolving Commitments shall be reduced on a dollar-for-dollar basis by (i) any principal repayments made pursuant to Section 2.6(c) below which are applied to the Revolving Notes, or (ii) any principal payments (required, optional or otherwise) applied to the Revolving Notes from and after February 1, 2005. Borrower shall have the right, upon three (3) business days prior written notice to Agent, to permanently reduce the unutilized portion of the Revolving Commitments (provided that any portion of the reduction shall be in the minimum amount of $1,000,000.00 or in any integral multiple thereof).

     SECTION 2.2 Method of Borrowing.

     (a) Application for Advance. Borrower shall deliver to Agent a Notice of Borrowing not later than 10:00 A.M. at least one (1) Business Day prior to the date such Advance is to be made, in the case of a Base Rate Advance, and at least three (3) LIBOR Business Days prior to the date such Advance is to be made, in the case of a LIBOR Advance. Each Notice of

Borrowing shall specify whether the Advance being requested is a Term Loan Advance or a Revolving Loan Advance, and the purpose for which such Advance will be used. Each Notice of Borrowing requesting a Revolving Loan Advance shall include (i) a spreadsheet detailing (A) a breakdown of the amounts of such requested Revolving Loan Advance which will be used for each Property, (B) the amount of Revolving Loan Advances which have theretofore been made with respect to each Property, and (C) the sum of items (A) and (B), and (ii) such other supporting documentation as Agent may reasonably request. Prior to delivering a Notice of Borrowing, Borrower may (without specifying whether the Advance shall be a Base Rate Advance or a LIBOR Advance) request that Agent provide Borrower with the most recent LIBOR Rate available to Agent. Agent shall endeavor to provide such quoted rate to Borrower and to Lenders on the date of such request.

     (b) Funding.

     (i) Promptly after receipt of a Notice of Borrowing under Section 2.2(a), Agent shall send a copy thereof to each Lender by telex or telecopy, or other similar form of transmission. Each Lender shall deposit an amount equal to its Pro Rata Share of the Advance requested by Borrower with Agent at its Lending Office, in immediately available funds not later than 10:00 A.M. on the date such Advance is to be made. Upon fulfillment of all applicable conditions set forth herein, Agent shall make available to Borrower at Agent's Lending Office, not later than 2:00 P.M. on the date of each Advance, the proceeds of such amounts received by Agent. The failure of any Lender to deposit the amount described above with Agent shall not relieve any other Lender of its obligations hereunder to make its Pro Rata Share of the Advance.

     (ii) Unless Agent shall have been notified by any Lender that such Lender will not make available to Agent such Lender's Pro Rata Share of a proposed Advance, Agent may in its discretion assume that such Lender has made such Advance available to Agent in accordance with this Section 2.2(b) and Agent may, if it chooses, in reliance upon such assumption, make such Advance available to Borrower. If and to the extent such Lender shall not so make its Pro Rata Share of the proposed Advance available to Agent, such Lender and Borrower severally agree to pay or repay to Agent within two (2) days after demand the amount of such Advance together with interest thereon, for each day from the date such Advance is made available to Borrower until the date such amount is paid or repaid to Agent at (A) in the case of Borrower, the interest rate applicable at the time to other Lenders' Advances made on the date of such Advance, (B) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to Agent such amount, such amounts so repaid shall constitute such Lender's Advance for purposes of this Agreement. If such Lender shall fail to pay such amount to Agent and Borrower repays such amount to Agent, Borrower shall be entitled to pursue any remedies it might have against such Lender under this Agreement or at law or in equity for failure to make such Advance.

     (c) Selection of Interest Period. Upon delivering a Notice of Borrowing under Section 2.2(a) hereof, Borrower shall advise Agent as to whether the Advance shall be (i) a LIBOR Advance, in which case Borrower shall specify the applicable Interest Period therefor, or (ii) a Base Rate Advance. Prior to 2:00 P.M. at least three (3) LIBOR Business Days prior to the expiration of each Interest Period with respect to a LIBOR Advance, Borrower shall give Agent notice (a "Rate Selection Notice"), specifying whether such Advance shall, on the last day of such Interest Period, be continued as a LIBOR Advance or converted to a Base Rate Advance.

With respect to any Base Rate Advance, Borrower shall have the right, on any LIBOR Business Day, as the case may be ("Conversion Date"), to convert such Base Rate Advance to a LIBOR Advance, by giving Agent a Rate Selection Notice of such selection at least three (3) LIBOR Business Days prior to such Conversion Date. Each Rate Selection Notice shall either be in writing or by telephone immediately followed by written notice. If any Rate Selection Notice shall specify that said Advance shall be a LIBOR Advance, such Rate Selection Notice shall also specify the length of the succeeding Interest Period selected by Borrower with respect to such Advance. If a Rate Selection Notice shall not have been timely received by Agent in respect of a LIBOR Advance prior to the expiration of the then-relevant Interest Period for such LIBOR Advance, then Borrower shall be deemed to have elected to continue such Advance as a LIBOR Advance, with an Interest Period of thirty (30) days. Promptly after receipt of a Rate Selection Notice under this Section 2.2(c), Agent shall send a copy thereof to each Lender by telex or telecopy, or similar form of transmission.

     Notwithstanding anything to the contrary contained herein, (i) no more than eight (8) Interest Periods shall be in effect at any one time with respect to LIBOR Advances; (ii) Borrower shall have no right to select an Interest Period of longer than one (1) month if at the time of such LIBOR Advance, to the extent Borrower is then permitted to request LIBOR Advances, if there exists any Default hereunder; (iii) Borrower shall have no right to request an Interest Period (A) that extends beyond a date on which a quarterly principal payment on the Loan is due unless, giving effect to such Interest Period, the aggregate amount of LIBOR Advances having Interest Periods ending after such date is not greater than the maximum principal amount of the Loan permitted to be outstanding after such date, or (B) that extends beyond the Maturity Date; and
(iv) Borrower shall have no right to request a LIBOR Advance if (A) there then exists any (1) Event of Default; (2) Default under Sections 6.1(a), 6.1(g) or 6.1(h) hereof, (3) other Default as to which Agent has given Borrower notice, or
(B) the interest rate applicable thereto under Section 2.4 would exceed the Maximum Rate in effect on the first day of the Interest Period applicable to such LIBOR Advance.

     Each Notice of Borrowing and each Rate Selection Notice shall be considered delivered only upon actual receipt thereof by the Agent, shall be irrevocable and binding on Borrower and, in respect of any LIBOR Advance specified in such Notice of Borrowing or Rate Selection Notice, Borrower shall indemnify Agent and each Lender against any Consequential Loss incurred by Agent and each Lender as a result of (i) any failure to fulfill, on or before the date specified for such Advance, the conditions to such Advance set forth herein, or (ii) Borrower's requesting that an Advance not be made, continued or converted on the date specified for such Advance in the Notice of Borrowing or Rate Selection Notice. A certificate of Agent and each Lender establishing the amount due from Borrower according to the preceding sentence, together with a description in reasonable detail of the manner in which such amount has been calculated, shall be conclusive in the absence of manifest error.

     SECTION 2.3 Notes. Each Lender's Pro Rata Share of the Term Loan shall be evidenced by a Term Note payable to the order of such Lender in the principal face amount equal to such Lender's Term Commitment. Each Lender's Pro Rata Share of the Revolving Loan shall be evidenced by a Revolving Note payable to the order of such Lender in the principal face amount equal to such Lender's Revolving Commitment.

     SECTION 2.4 Interest Rate.

     (a) All Advances. The unpaid principal of each Base Rate Advance shall bear interest from the date of such Advance to but not including the date such Advance is either converted pursuant to Section 2.2(c) or is repaid in full at a rate per annum that shall from day to day be equal to the lesser of (i) the Base Rate in effect from day to day, or (ii) the Maximum Rate. The unpaid principal of each LIBOR Advance shall bear interest from the date of such Advance to but not including the date such Advance is either converted pursuant to Section 2.2(c) or is repaid in full at a rate per annum that shall be equal to the lesser of (i) the LIBOR Rate for the then applicable Interest Period plus the Applicable LIBOR Rate Margin, or (ii) the Maximum Rate. Each change in the Applicable LIBOR Rate Margin shall become effective on the forty-fifth (45th) day after the end of the relevant fiscal quarter.

     (b) Default Rate. Upon the occurrence of an Event of Default, all principal of, and to the extent permitted by applicable law, interest on the Obligations shall bear interest until paid at the lesser of (i) the Base Rate from time to time in effect plus two percent (2%), or (ii) the Maximum Rate. Such lesser rate is referred to herein and in the Loan Documents as the "Default Rate."

     (c) Late Fee. Borrower acknowledges that late payment to Agent will cause Agent and Lenders to incur costs not contemplated by this Agreement, including, but not limited to, processing and accounting charges. Accordingly, in the event Borrower fails to make any payment hereunder within fifteen (15) days after the date such payment is due and payable, Borrower shall pay to the Agent, for the benefit of the Lenders, as liquidated damages for the purpose of defraying the expense incident to handling such delinquent payment and not as a penalty, a late charge equal to three percent (3%) of the amount of such payment, whether such payment is of principal, interest, fees, expenses or other amounts due hereunder or under the Loan Documents; provided, however, that in the event that
(i) Borrower has not been invoiced for any payment hereunder (other than principal payments) within fifteen (15) days after the date such payment was due, and (ii) Borrower requested in writing such invoice from Agent not later than ten (10) days after the date such payment was due, Borrower shall not be required to pay such late fee unless such payment remains unpaid fifteen (15) days after Borrower's receipt of such invoice. Borrower and Agent agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs that Agent and Lenders will incur by reason of late payment. Borrower and Agent further agree that proof of actual damages would be costly and inconvenient. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue installment (except to the extent payment of such late charge is accompanied by payment of the Obligations in full), and shall not prevent Agent from exercising any of the other rights available hereunder or any other Loan Document. Such late charge shall be paid without prejudice to any other rights of Agent. Payment of any late charge hereunder may be waived upon the consent of the Majority Lenders.

     (d) Recapture Rate. If the applicable interest rate ever exceeds the Maximum Rate thereby causing the interest charged on the Obligations to be limited to the Maximum Rate, then, to the extent permitted by Applicable Law, any subsequent reductions in the applicable interest rate shall not reduce the rate of interest charged hereunder below the Maximum Rate until the total amount of interest accrued on the Obligations equals the amount of interest that would have accrued thereon if the applicable contract rate had at all times been in effect.

     SECTION 2.5 Special Provisions for LIBOR Advances.

     (a) Inadequacy of LIBOR Pricing. If with respect to an Interest Period for any LIBOR Advance, Agent reasonably determines that, by reason of circumstances occurring subsequent to the date hereof affecting the interbank eurodollar market generally, either deposits in United States Dollars (in the applicable amounts) are not being offered to Wells Fargo Bank in the interbank eurodollar market for such Interest Period or that quotes of the LIBOR Rate are not generally available, then Agent shall forthwith give notice thereof to Borrower and Lenders, whereupon until Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, (A) the obligation of Lenders to make LIBOR Advances shall be suspended, and (B) Borrower shall either (x) repay in full the then-outstanding principal amount of the LIBOR Advances, together with accrued interest thereon on the last day of the then-current Interest Period applicable to such LIBOR Advances, or (y) convert such LIBOR Advances to Base Rate Advances in accordance with Section 2.2(c) of this Agreement on the last day of the then-current Interest Period applicable to each such LIBOR Advance.

     (b) Illegality of LIBOR Advances. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender to make, maintain or fund its LIBOR Advances, such Lender shall forthwith give notice thereof to Agent and Borrower. Before giving any notice pursuant to this Section 2.5(b) such Lender shall designate a different LIBOR lending office if such designation will avoid the need for giving such notice and will not be otherwise disadvantageous to such Lender (as determined in good faith by such Lender). Upon receipt of such notice, Borrower shall either (i) repay in full the then outstanding principal amount of any of such Lender's LIBOR Advances, together with accrued interest thereon, or (ii) convert such Lender's LIBOR Advances to Base Rate Advances, on either (A) the last day of the then-current Interest Period applicable to such LIBOR Advance if such Lender may lawfully continue to maintain and fund such LIBOR Advance to such day or (B) immediately if such Lender may not lawfully continue to fund and maintain such LIBOR Advance to such day.

     (c) Increased Costs. If, after the date hereof, any Governmental Authority, central bank or other comparable authority, shall at any time impose, modify or deem applicable any reserve (including, without limitation, the LIBOR Reserve Requirement and any other reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, or shall impose on any Lender (or its eurodollar lending office) or the interbank eurodollar market any other condition affecting its LIBOR Advances, any of such Lender's Notes or its obligation to make LIBOR Advances; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its LIBOR Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement, or under any of such Lender's Notes, by an amount deemed by such Lender to be material, then, within five (5) days after demand by such Lender, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction with respect to such Lender's Notes or its obligation to make or maintain LIBOR Advances. Such Lender will use good faith and reasonable efforts to designate a different lending office for such Lender's LIBOR Advances if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender. A certificate of such Lender claiming compensation under this Section 2.5(c) and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. If such Lender demands compensation under this Section 2.5(c) in respect of its LIBOR Advances, then Borrower may at any time, upon at least five (5) Business Days' prior notice to such Lender, either (i) repay in full such Lender's then outstanding LIBOR Advances, together with accrued interest thereon to the date of prepayment or (ii) convert such Lender's LIBOR Advances to Base Rate Advances in accordance with the provisions of this Agreement; provided, however, that Borrower shall be liable for any Consequential Loss arising pursuant to such actions, unless the requirement or condition giving rise to the incurred costs is not generally applicable to lenders similar to the affected Lender, but rather is applicable solely to such Lender.

     (d) Effect on Base Rate Advances. If notice has been given pursuant to
Section 2.5(a) or Section 2.5(b) requiring LIBOR Advances of a Lender to be repaid or converted, then unless and until Agent notifies Borrower that the circumstances giving rise to such repayment no longer apply, all Advances shall be Base Rate Advances. If Agent notifies Borrower that the circumstances giving rise to such repayment no longer apply, Borrower may thereafter select Advances from such Lender to be LIBOR Advances in accordance with Section 2.2(c) of this Agreement.

     (e) Payments Not At End of Interest Period. If Borrower makes any payment of principal with respect to any LIBOR Advance on any day other than the last day of an Interest Period applicable to such LIBOR Advance (other than any such payment required by Section 2.5(b)(ii)(B) hereof), then Borrower shall reimburse Lenders on demand the Consequential Loss incurred by Lenders as a result of the timing of such payment. A certificate of any Lender setting forth in reasonable detail the basis for the determination of the amount of Consequential Loss shall be delivered to Borrower by Agent and shall, in the absence of manifest error, be conclusive and binding. Any conversion of a LIBOR Advance to a Base Rate Advance on any day other than the last day of the Interest Period for such LIBOR Advance shall be deemed a payment for purposes of this Section 2.5(e).

     (f) Notice of Claim for Compensation. Each Lender shall notify Borrower and the Agent of any event occurring after the date of this Agreement entitling such Lender to compensation under Section 2.5(c) within 45 days after such Lender obtains actual knowledge thereof; provided that if any Lender fails to give such notice to Borrower within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to such subsection (c) in respect of any costs resulting from such event, only be entitled to payment under subsection (c) for costs incurred from and after the date 45 days prior to the date that such Lender gives such notice.

     SECTION 2.6 Payments.

     (a) Payment of Interest. Interest on the unpaid principal amount of each Advance shall be payable monthly as it accrues on the first day of each month, commencing with the first such day occurring after the date of the initial Advance, and thereafter until the Loan is paid in full.

     (b) Payment of Principal of Loan. The Loan shall be due and payable in full on the Maturity Date.

     (c) Mandatory Payment of Principal During Extension Terms.

     (i) If the Maturity Date is extended to January 31, 2004 pursuant to
Section 2.10, Borrower shall make quarterly payments of principal in the amount of $6,250,000.00 each, with the first such payment due on February 1, 2003, and the subsequent payments due on May 1, 2003, August 1, 2003, and November 1, 2003;

     (ii) If the Maturity Date is extended to January 31, 2005 pursuant to
Section 2.10, Borrower shall make quarterly payments of principal in the amount of $6,250,000.00 each, with the first such payment due on February 1, 2004, and the subsequent payments due on May 1, 2004, August 1, 2004, and November 1, 2004;

     (iii) If the Maturity Date is extended to January 31, 2006 pursuant to
Section 2.10, Borrower shall make quarterly payments of principal in the amount of $18,750,000.00 each, with the first such payment due on February 1, 2005, and the subsequent payments due May 1, 2005, August 1, 2005, and November 1, 2005;

     The quarterly principal payments required under this Section 2.6 shall be applied first to the Term Notes, and when the Term Notes have been repaid in full, shall be applied to the Revolving Notes.

     (d) Optional Prepayments. Borrower may, upon at least one (1) Business Day's notice to Agent, prepay the Loan in whole at any time, or from time to time in part in an amount equal to $500,000.00 or any greater amount which would reduce the outstanding principal balance of the Loan to a multiple of $500,000.00, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment; provided, however, that if

Borrower shall prepay the principal of any LIBOR Advance on any date other than the last day of the Interest Period applicable thereto, Borrower shall simultaneously therewith make the payments required by Section 2.5(e) hereof. Any optional prepayment shall be accompanied by a notice specifying whether such prepayment is to be applied to the Term Notes or to the Revolving Notes, and, if such notice is not given, such prepayment shall be applied first to the Term Notes. No optional prepayment shall reduce any quarterly principal payments due under Section 2.6(c) above.

     (e) Mandatory Prepayments.

     In the event the sum of the outstanding principal balance of the Term Loan Advances made by any Lender exceeds such Lender's Term Loan Commitment, Borrower shall, within two (2) days after demand therefor, pay to Agent for the benefit of such Lender, the amount by which such Term Loan Advances exceeds such Lender's Term Loan Commitment. In the event the sum of the outstanding principal balance of the Revolving Loan Advances made by any Lender exceeds such Lender's Revolving Loan Commitment, Borrower shall, within two (2) days after demand therefor, pay to Agent for the benefit of such Lender, the amount by which such Revolving Loan Advances exceeds such Lender's Revolving Loan Commitment.

     (f) General Provisions as to Payments. Borrower shall make each payment of principal of, and interest on, the Loan or fees payable hereunder, not later than 11:00 A.M. on the date when due, without offset, deduction or counterclaim, in Federal or other funds immediately available, at Agent's Lending Office. Whenever any payment of principal of, or interest on, the Loan or fees (if any) shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (g) Application of Recoveries. Except to the extent otherwise provided in
Section 7.13 hereof, all payments made and actually received by the Agent in respect of the Loan shall be applied in the following order of priority:

     (i) to the reimbursement of any reasonable costs incurred by the Agent to administer, enforce, collect or deal with the Loan (including payments made pursuant to Section 7.11 or Section 7.12 hereof) (or to reimbursement of the Lenders to the extent such costs have been paid by the Lenders) (based on Pro Rata Shares thereof);

     (ii) to the payment of all interest (including default interest) due and payable on the Notes (based on Pro Rata Shares thereof);

     (iii) to the payment of fees payable under the Loan Documents (based on Pro Rata Shares thereof); and

     (iv) to the payment of principal of the Term Notes (based on Pro Rata Shares thereof); and

     (v) to the payment of the Revolving Notes (based on Pro Rata Shares thereof);

provided however, optional prepayments may, at Borrower's election, be applied to the Revolving Notes rather than the Term Notes, as provided in Section 2.6(d).

     Agent shall wire transfer to each Lender, at such Lender's bank account as designated by such Lender to Agent in writing, its Pro Rata Share of any payments (to the extent payable to Lender pursuant to this Section 2.6(g)) within one (1) Business Day of Agent's receipt of such payment. Agent shall pay to the Lenders interest thereon, at the Federal Funds Rate, from the Business Day following receipt of such funds by Agent until such funds are paid in immediately available funds to the Lender. The Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from the Majority Lenders or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to this Section 2.6(g), and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any person to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled.

     (h) Excess Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of its interest in the Loan in excess of its Pro Rata Share in the Loan, then such Lender shall forward such excess payment to Agent and Agent shall distribute to each Lender its Pro Rata Share of such excess payment; provided, however, that if all or any portion of such excess payment is thereafter recovered by the Borrower or other party entitled thereto through legal action or otherwise, each Lender shall reimburse the party returning such excess payment in an amount equal to such Lender's Pro Rata Share of the excess payment.

     SECTION 2.7 Fees.

     (a) Facility Fee. Borrower agrees to pay to the Agent, for the benefit of the Lenders, a Facility Fee for each calendar quarter, or portion thereof, during which any of the Total Commitments are in effect, during the period commencing on the date hereof and continuing to the Maturity Date equal to the average daily Total Commitments during such quarter times fifteen one-hundredths percent (0.15%) (i.e. fifteen (15) basis points) per annum. Such Facility Fee shall be payable quarterly in arrears, and shall be payable on the date which is forty-five (45) days after the end of the applicable calendar quarter; provided however, the final Facility Fee shall be due and payable on the Maturity Date. By way of illustration, the Facility Fee for the calendar quarter ending on March 31 shall be due and payable on May 15. Borrower acknowledges that the Facility Fees payable hereunder are bona fide commitment fees and are intended as reasonable compensation to Lenders for committing to make funds available to

Borrower as described herein and for no other purposes. For purposes of this
Section 2.7(a), the Total Commitments shall mean aggregate amount of the Total Commitments (i.e. $212,000,000.00), minus any permanent reductions in the Revolving Commitments pursuant to the last sentence of Section 2.1(b), minus any principal repayments which may not be reborrowed.

     (b) Extension Fee. If the Maturity Date is extended pursuant to Section 2.10, Borrower agrees to pay to Agent, for the benefit of the Lenders, an extension fee equal to one quarter percent (0.25%) of the aggregate amount of
(i) the Term Commitments, plus (ii) the Revolving Commitments at such time, after giving effect to the principal payment required to be made on the first day of such Extension Term pursuant to Section 2.6(c), so long as such principal payment is made on the Maturity Date being extended. Such fee shall be payable on or before the Maturity Date being extended.

     (c) Other Fees. Borrower shall pay Agent such fees as are provided for in any separate fee agreement between Agent and Borrower.

     SECTION 2.8 Computation of Interest and Fees. Fees and interest on the Loan shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION 2.9 Option to Replace Lenders. If any Lender, other than Agent, shall:

     (a) become a Defaulting Lender;

     (b) become subject to the provisions of Section 2.5(b); or

     (c) make any demand for payment or reimbursement pursuant to Section 2.5(c) or Section 8.7 hereof;

then, in any of the foregoing cases, provided that (x) there does not then exist any Default or Event of Default and (y) in the case of the circumstances described in clauses (b) and (c), the circumstances resulting in such demand for payment or reimbursement under Section 2.5(c) or Section 8.7 or the applicability of Section 2.5(b) are not applicable to all Lenders, the Borrower may either (i) designate another financial institution (such financial institution being herein called a "Replacement Lender") acceptable to the Agent (which acceptance will not be unreasonably withheld) and which is not an Affiliate of the Borrower, to assume such Lender's Total Commitment hereunder and to purchase the Loan of such Lender and such Lender's rights under this Agreement and the Notes held by such Lender, all without recourse to or representation or warranty (except as to title of such Lender's portion of the Loan and as to the authority of such Lender to transfer the same) by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loan payable to such Lender plus any accrued but unpaid interest on such Loan and accrued but unpaid fees owing to such Lender plus any amounts payable to such Lender under Section 2.5(c) or Section 8.7, if any, hereof, and upon such assumption, purchase and substitution, and subject to the execution and delivery to the

Agent by the Replacement Lender of documentation reasonably satisfactory to the Agent (pursuant to which such Replacement Lender shall assume the obligations of such original Lender under this Agreement), the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder or (ii) pay to such Lender the outstanding principal amount of the Advances payable to such Lender plus any accrued but unpaid interest on such Advances and accrued but unpaid fees owing to such Lender plus any amounts payable to such Lender under Section 2.5(c) or Section 8.7 hereof. In the event that the Borrower exercises its rights under the preceding sentence, the Lender against which such rights were exercised shall no longer be a party hereto or have any rights or obligations hereunder. The remedies of Borrower under this Section 2.9 shall be cumulative of any other remedies Borrower may have against a Defaulting Lender under this Agreement or at law or in equity.

     SECTION 2.10 Extension of Maturity Date. Borrower may extend the current Maturity Date by up to three (3) successive one-year intervals (each an "Extension Term") by executing and delivering to Agent at least forty-five (45) days but no more than one hundred twenty (120) days prior to the current Maturity Date, a written notice in the form of Exhibit E (an "Extension Notice"), each such extension being subject to satisfaction of the following:

     (a) Payment by Borrower at the Maturity Date to be extended of an extension fee pursuant to Section 2.7 hereof;

     (b) The outstanding principal balance of the Loan (not taking into account the principal repayment required to be made pursuant to Section 2.6(c) below on the first day of the Extension Term being exercised, so long as such payment is made on the Maturity Date being extended) does not exceed the following amounts on the first day of the applicable Extension Term:

     Extension Term                        Maximum Outstanding Principal Balance
     --------------                        -------------------------------------

     First Extension Term                             $212,000,000.00
     Second Extension Term                            $187,000,000.00
     Third Extension Term                             $162,000,000.00

     (c) Payment at the Maturity Date to be extended of the first quarterly installment of principal as required by Section 2.6(c);

     (d) The delivery by Borrower to Agent of an extension agreement and such other documentation as Agent may reasonably require in connection therewith, all of which shall be in form and substance reasonably acceptable to Agent;

     (e) The delivery by Borrower to Agent of written consent to such extension from all Guarantors;

     (f) At the time of such notice and extension, there shall exist no Event of Default hereunder or under any other Loan Documents;

     (g) Borrower shall deliver to Agent an opinion of counsel in form and substance reasonably acceptable to Agent, stating that, inter alia, the Loan Documents create valid and binding obligations of the Borrower and all Guarantors, and the transactions evidenced thereby violate no provisions of Applicable Law;

     (h) The delivery by Borrower to Agent of all financial information reasonably requested by Agent; and

     (i) Borrower shall pay, at its sole cost and expense, all costs incurred by Agent and Lenders in connection with such extension, including reasonable legal fees and such other professional services which Agent in good faith determines at the time such extension is requested are necessary to satisfy any Legal Requirement. The payment by Borrower of these costs and expenses shall not be credited, in any way or to any extent, against any portion of the outstanding balance of the Loan.

Notwithstanding Borrower's right to extend the Maturity Date of the Loan as set forth hereinabove, Borrower hereby agrees that Agent and Lenders shall have no commitment or obligation to extend the Maturity Date beyond January 31, 2006.

     Agent shall forward to each Lender a copy of each Extension Notice delivered to Agent promptly upon receipt thereof.

     SECTION 2.11 Amount Limitations

     Notwithstanding any other term of this Agreement or any other Loan Document, at no time may the aggregate principal amount of all Term Loan Advances exceed the aggregate amount of the Term Commitments (i.e., $106,725,000.00), nor may the aggregate principal amount of all outstanding Revolving Loan Advances exceed the aggregate amount of the Revolving Commitments ($105,275,000.00).

                                   ARTICLE 3.

                                   CONDITIONS

     SECTION 3.1 Effectiveness. This Agreement shall become effective as of January 31, 2001 (the "Effective Date"), provided that all of the following conditions shall have been satisfied:

     (a) receipt by Agent of counterparts of this Agreement signed by each of the parties hereto;

     (b) receipt by Lenders of the duly executed Notes on or before the Effective Date, complying with the provisions of Section 2.3 hereof;

     (c) receipt by Agent of duly executed Guaranties substantially in the form of Exhibit F hereto, from (i) each Guarantor listed on Schedule 1.1(a) hereto,
(ii) each Wholly Owned Subsidiary of Borrower which owns, directly or indirectly, any Property, any Interest, or any beneficial interest in any Person which owns, directly or indirectly, any Property or any Interest, (iii) any Property Owner, 100% of the interests in which are owned, directly or indirectly, by Borrower and/or Borrower's Affiliates, and (iv) Weston.

     (d) receipt by Agent of the opinion of Borrower's counsel addressed to Agent and each Lender and satisfactory in form and substance to Agent covering certain legal matters addressed in Article 4 hereof and such additional matters relating to the transactions contemplated hereby as Agent may reasonably request;

     (e) receipt by Agent of a certificate of Borrower approving the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which Borrower is a party (when executed and delivered pursuant to this Agreement) and the transactions contemplated therein, duly adopted by Borrower in accordance with the terms of Borrower's Partnership Agreement;

     (f) receipt by Agent of (i) certificates of existence and good standing for Borrower issued by the State of Delaware and by each of the states wherein any Property is located and such qualification is required; (ii) certificates of existence and good standing for each Guarantor issued by the state of each such Guarantor's formation and by each of the states wherein any Property is located and such qualification is required; and (iii) certificates of existence and good standing for each Property Owner issued by the state of each such Property Owner's formation and the state in which the Property owned by such Property Owner is located;

     (g) receipt by Agent of a certificate of an officer of Borrower, certifying
(A) that attached thereto are true and complete copies of (i) the Second Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership, and (ii) the Certificate of Amendment to Certificate of Limited Partnership of CBL & Associates Limited Partnership, certified by the Secretary of State of the State of Delaware, and, except for the foregoing, that there have been no amendments to Borrower's certificate of partnership, partnership agreement or other organizational documents; (B) that Holdings I is the sole general partner of Borrower and is the sole Person with authority to authorize the execution, delivery and performance of this Agreement and any other documents executed in connection herewith to which Borrower is a party;

     (h) receipt by Agent of a certificate of the Secretary of Holdings I, dated as of the Effective Date, certifying (A) that attached thereto is a true and complete copy of the Certificate of Incorporation of Holdings I and that there have been no amendments thereto; (B) that attached thereto is a true and complete copy of the By-laws of Holdings I and that there have been no amendments thereto; (C) that attached thereto is a true and complete copy of Resolutions adopted by the Board of Directors of Holdings I, authorizing the execution and delivery on behalf of Borrower of this Agreement and any other documents executed in connection herewith to which Borrower is a party, authorizing the execution and delivery on behalf of Borrower as managing member of any Guarantor, Property Owner, or any Person controlling any Guarantor or Property Owner, of each of the documents executed in connection herewith to which such Guarantor or Property Owner is a party, and authorizing the execution, delivery and performance of each of the documents executed in connection herewith to which Holdings I is a party; (D) as to the incumbency and genuineness of the signatures of the officers of Holdings I executing any of the documents executed in connection herewith to which Holdings I, Borrower or any Guarantor or Property Owner is a party;

     (i) receipt by Agent of a certificate of the Secretary of each Guarantor (or of the Secretary of the corporate general partner or managing member of each Guarantor), dated as of the Effective Date, certifying (A) that attached thereto is a true and complete copy of the organizational documents of such Guarantor and that there have been no amendments thereto; (B) that attached thereto is a true and complete copy of the By-laws of such Guarantor and that there have been no amendments thereto; (C) that attached thereto is a true and complete copy of resolutions or other appropriate approvals or consents duly adopted by each Guarantor, authorizing the execution and delivery on behalf of Guarantor of its Guaranty and any other documents executed in connection herewith to which Guarantor is a party; (D) as to the incumbency and genuineness of the signatures of the officers of each Guarantor executing any of the documents executed in connection herewith to which Guarantor is a party;

     (j) receipt by Agent of a certificate of the Secretary of each Property Owner (or of the Secretary of the corporate general partner or manager member of each Property Owner), dated as of the Effective Date, certifying (A) that attached thereto is a true and complete copy of the organizational documents of such Property Owner and that there have been no amendments thereto; (B) that attached thereto is a true and complete copy of the By-laws of such Property Owner and that there have been no amendments thereto; (C) that attached thereto is a true and complete copy of resolutions or other appropriate approvals or consents duly adopted by such Property Owner, authorizing the execution and delivery on behalf of Property Owner of any documents executed in connection herewith to which such Property Owner is a party; (D) as to the incumbency and genuineness of the signatures of the officers of such Property Owner executing any of the documents executed in connection herewith to which such Property Owner is a party.

     (k) receipt by Agent of good standing certificates for CBL Properties, Inc. and Holdings I, each dated as of a date close to the Effective Date, issued by the Secretaries of State of Delaware and of each state wherein CBL Properties, Inc. and Holdings I is qualified to do business and where such qualification is required;

     (l) since September 30, 2000, there shall not have occurred any material adverse change in the business, operations (including the operation and performance of any Property), condition (financial or otherwise), assets, liabilities, properties or prospects of Borrower, or any event, condition, or state of facts which would be expected materially and adversely to affect the prospects of Borrower subsequent to consummation of the transactions contemplated by this Agreement, in each case, as determined by Agent in its reasonable discretion;

     (m) there shall exist no Default or Event of Default;

     (n) all of the representations and warranties made by Borrower, any Guarantor or any Property Owner hereunder, under any of the Notes or under any of the Loan Documents shall be true and correct in all material respects as of the Effective Date with the same force and effect as if made on and as of such date; and

     (o) receipt by Agent of a certificate of the chief financial officer or the chief accounting officer of Borrower certifying that Borrower is in compliance with the requirements of Sections 5.8, 5.11 through 5.15 and 5.18 through 5.21 hereof on January 31, 2001.

This Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied on or before January 31, 2001.

     SECTION 3.2 Advances. The obligation of Agent and each Lender to make any Advance is subject to the satisfaction of the following conditions:

     (a) receipt by Agent of a Notice of Borrowing as required by Section 2.2, and a compliance certificate as described in Section 5.1(c) hereof;

     (b) the fact that the proposed use of proceeds of such Advance set forth in the Notice of Borrowing is consistent with the provisions of Section 5.10 hereof;

     (c) there shall exist no (A) Event of Default, (B) Default under Sections 6.1(a), 6.1(g) or 6.1(h) hereof, or (C) other Default as to which Agent has given Borrower notice nor any event or condition which, with the making of such Advance would constitute an Event of Default or any such Default;

     (d) all of the representations and warranties made by Borrower, any Guarantor or any Property Owner hereunder, under any of the Notes or under any of the Loan Documents shall be true and correct in all material respects as of the date of such Advance with the same force and effect as if made on and as of such date, except to the extent such representations or warranties specifically relate to an earlier date and except for changes therein occurring in the ordinary course of business which do not otherwise constitute a Default or Event of Default hereunder;

Acceptance by Borrower of an Advance hereunder shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the facts specified in clauses (b), (c) and (d) of this Section 3.2.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

     Borrower hereby represents and warrants to Agent and each Lender that:

     SECTION 4.1 Organization and Power. Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite partnership powers and all material governmental certificates of authority, licenses, permits, qualifications, documentation, consents and approvals required to own, lease and operate its properties and to carry on its business as now conducted. Each of Holdings I and CBL Properties, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate powers and all material governmental certificates of authority, licenses, permits, qualifications, documentation, consents and approvals required to own, lease and operate its properties and to carry on its business as now conducted. Each of the Guarantors and Property Owners is a general partnership, limited partnership, limited liability company or corporation duly organized, validly existing and in good standing under the laws of its state of formation, and has all requisite powers and all material governmental certificates of authority, licenses, permits, qualifications, documentation, consents and approvals required to own, lease and operate its properties and to carry on its business as now conducted.

     SECTION 4.2 Validity of Loan Instruments. The execution, delivery and performance by Borrower of the Loan Documents and the execution, delivery and performance by any Guarantor of any Loan Documents to which such Guarantor is a party, when executed and delivered pursuant to this Agreement, (a) are within Borrower's or such Guarantor's powers, (b) have been duly authorized by all necessary corporate, partnership or other action, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not and will not contravene, or constitute a default under, any Applicable Law or of the partnership agreement or other organizational document of Borrower or such Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon Borrower or such Guarantor or result in the creation or imposition of any Lien on any asset of Borrower or such Guarantor. As of the date hereof, Holdings I is the sole general partner of Borrower and possesses the sole authority to execute and deliver the Loan Documents on behalf of Borrower. The execution and delivery by Holdings I on behalf of Borrower of this Agreement, the Notes and the other Loan Documents (when executed and delivered pursuant to this Agreement) are within Holdings I's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not and will not contravene, or constitute a default under, Applicable Law or of the Certificate of Incorporation or By-laws of Holdings I or of any agreement, judgment, injunction, order, decree or other instrument binding upon Holdings I or result in the creation or imposition of any Lien on any asset of Holdings I.

     SECTION 4.3 Binding Effect. This Agreement constitutes a valid and binding agreement of Borrower and the other Loan Documents (when executed and delivered in accordance with this Agreement) do and will constitute valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally. All Loan Documents, when executed and delivered in accordance with this Agreement, do and will constitute valid and binding obligations of Borrower and/or the Guarantor which is a party thereto enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally.

     SECTION 4.4 Financial Information.

     (a) The balance sheet of CBL Properties, Inc. dated as of September 30, 2000 and the related statements of funds from operations, stockholders' equity and cash flows for the fiscal year then ended, certified by Borrower's Chief Financial Officer or Controller, and filed with the Securities and Exchange Commission, copies of which have been delivered to Agent, fairly present, in conformity with GAAP (as modified by the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange), the financial position of CBL Properties, Inc. and the Borrower as of such date and their results of operations and cash flows for such fiscal year.

     (b) Between September 30, 2000 and the Effective Date, there has been no material adverse change in the business, properties, financial position, results of operations or prospects of CBL Properties, Inc., Holdings I, Borrower, the Guarantors, the Property Owners, or any of their respective Subsidiaries, taken as a whole.

     SECTION 4.5 Litigation. Except as set forth in Schedule 4.5 attached hereto, there are no actions, suits or proceedings of a material nature pending or threatened in writing against or affecting Borrower, Holdings I, CBL Properties, Inc., any of their respective Subsidiaries or the Properties before any court or arbitrator or any governmental body, agency or official which (a) could have a material adverse effect on the business, properties, financial position, results of operations or prospects of Borrower, Holdings I, CBL Properties, Inc. and their respective Subsidiaries other than a material adverse effect which Borrower has fully disclosed to the Agent unless the Agent notifies Borrower that Agent has determined that such material adverse effect is likely to result in a future Default or Event of Default under any covenant set forth in Section 7 hereof; (b) could have a material adverse effect on any Property; or (c) in any manner draw into question the validity of any Loan Document; and, subject to the provisions of Section 4.7 hereof, to the best knowledge of Borrower, no event has occurred which will violate, be in conflict with, result in the breach of or constitute (with due notice or lapse of time, or both) a default of a material nature under Applicable Law or result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever on the Properties.

     SECTION 4.6 ERISA. Except as set forth on Schedule 4.6 hereof, neither Borrower nor any ERISA Affiliate maintains, or participates in, and has not at any time maintained or participated in, any ERISA Plan.

     SECTION 4.7 Hazardous Substances. Borrower warrants, represents and agrees as follows:

     (a) Borrower has had performed reasonable investigations, studies and tests as to any environmental contamination, liabilities or problems with respect to the Properties, including without limitation, the storage, disposal, presence, discharge or release of any Hazardous Substances at or with respect to the Properties (the "Reports); a list of said Reports is attached hereto as Schedule 4.7), copies of which have been provided to the Agent prior to the date hereof, and, except as otherwise disclosed in the Reports, to the best of Borrower's knowledge there are no Hazardous Substances or possible violations of any Environmental Laws.

     (b) No personal or real property owned by Borrower, any of its Subsidiaries or any Property Owner is subject to any private or governmental Lien, or to the best of Borrower's knowledge judicial or administrative notice or action relating to Hazardous Substances or environmental problems, impairments or liabilities with respect to such property or the direct or indirect violation of any Environmental Laws, in each case which could have a material adverse effect on the business, properties, financial position, results of operations or prospects of Borrower, Holdings I, CBL Properties, Inc. and their respective Subsidiaries other than a material adverse effect which Borrower has fully disclosed to the Agent unless the Agent notifies Borrower that Agent has determined that such material adverse effect is likely to result in a future Default or Event of Default under any covenant set forth in Section 6 hereof;

     (c) Except as disclosed in the Reports, no Hazardous Substances are located on or have been stored, processed or disposed of on or released or discharged from (including ground water contamination) the Properties (other than small quantities utilized in the ordinary course of business) and no above or underground storage tanks exist on the Properties. Borrower shall not allow, and shall not permit its Subsidiaries or any Property Owner to allow, any Hazardous Substances to be stored, located, discharged, possessed, managed, processed or otherwise handled on any of their properties or the Properties other than small quantities which are utilized in the ordinary course of business of such properties, and which are used and disposed of in a lawful manner, and shall comply, and cause said Subsidiaries and all Property Owners to comply, with all Environmental Laws affecting such properties or the Properties.

     (d) Borrower shall immediately notify Agent should Borrower become aware of
(i) the existence of any Hazardous Substance in, on or beneath any of its properties or the properties of its Subsidiaries or any Property Owner in violation of any Environmental Law, or any other violation of any Environmental Law with respect to such properties, (ii) any "release" or threatened "release" (as defined in CERCLA and rules and regulations promulgated thereunder) of any Hazardous Substances on or from the Properties or any other real property owned by Borrower or any of its Subsidiaries or any Property Owner, or (iii) any Lien, action, or notice of the nature described in subparagraph (b) above, in each case which could have a material adverse effect on the business, properties, financial position, results of operations or prospects of Borrower, Holdings I, CBL Properties, Inc. and their respective Subsidiaries other than a material adverse effect which Borrower has fully disclosed to the Agent unless the Agent notifies Borrower that Agent has determined that such material adverse effect is likely to result in a future Default or Event of Default under any covenant set forth in Section 6 hereof. Upon the occurrence of any such event, Borrower shall, and shall cause its Subsidiaries and the Property Owners at its or such Subsidiary's or Property Owner's own cost and expense, take all actions as shall be necessary or advisable for the clean-up of any such property including all removal, containment and remedial actions to the extent required by applicable Environmental Laws, and shall further pay or cause to be paid at no expense to Agent and other Lenders all clean-up, administrative, and enforcement costs of applicable government agencies asserted against such property or the owner thereof. All costs, including, without limitation, those costs set forth above, damages, liabilities, losses, claims, expenses (including reasonable attorneys' fees actually incurred and disbursements) which are incurred by Agent (except to the extent resulting from the gross negligence or willful misconduct of Agent), without requirement of waiting for the ultimate outcome of any other proceeding, shall be paid by Borrower to Agent as incurred within ten (10) days after notice from Agent itemizing the amounts incurred to the date of such notice.

     (e) Upon reasonable prior notice to Borrower, and subject to the rights of tenants, Agent or its representatives may from time to time (whether before or after the commencement of a nonjudicial or judicial proceeding) enter and inspect the Properties for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Substance into, onto, beneath or from such Properties. Except in cases of emergency, any such inspection shall be conducted in a manner which does not unreasonably interfere with the operation of the Properties.

     All warranties and representations contained in this Section 4.7 shall be deemed to be continuing and shall remain true and correct in all material respects until the Obligations have been paid in full and any limitations period expires. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, Borrower's agreements and Borrower's indemnification of Lenders contained in this Section 4.7 shall survive the exercise of any remedy by Agent under any of the Loan Documents, even if the Obligations are satisfied in full, but only with respect to liability or costs arising as a result of events occurring prior to the date upon which Borrower, its Subsidiaries and the Property Owners, are divested of title to the Properties whether voluntarily, involuntarily or by operation of law.

     SECTION 4.8 Taxes and Other Payments. As of the date hereof, no United States federal income tax returns of the "affiliated group" (as defined in the Internal Revenue Code) of which Borrower is a member have been examined (or, if examined, such examination has been concluded and the final adjustments, if any, have been delivered to Agent). To the best of Borrower's knowledge, each member of such affiliated group, including Borrower, has filed all federal, state, county, municipal and city income and other tax returns required to have been filed by it and has paid all taxes which have become due pursuant to such returns or pursuant to any assessments received by it, and each member, including Borrower, does not know of any basis for any material additional assessment in respect of any such taxes.

     SECTION 4.9 Not an Investment Company. None of Holdings I, Borrower, any of its Subsidiaries or CBL Properties, Inc. is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.10 Information. All information, reports, papers and data given to Agent with respect to Holdings I, CBL Properties, Inc., Borrower, their respective Subsidiaries, the Guarantors, the Property Owners or others obligated under the terms of this Agreement or the other Loan Documents are, or at the time of delivery will be, when taken as a whole, accurate, complete and correct in all material respects and do not, or will not, omit any fact, the inclusion of which is necessary to prevent the facts contained therein from being materially misleading; all financial data have been, or when delivered will have been, prepared in accordance with GAAP consistently applied and fully and accurately present, or will present, in all material respects, the financial condition of the subjects thereof as of the dates thereof; and with respect to the financial data heretofore furnished, no material adverse change has occurred in the financial conditions reflected therein since the dates thereof other than a material adverse change which Borrower has fully disclosed to the Agent unless the Agent notifies Borrower that Agent has determined that such material adverse effect is likely to result in a future Default or Event of Default under any covenant set forth in Section 7 hereof.

     SECTION 4.11 Insurance. Schedule 4.11 sets forth a true and correct description of the insurance coverage maintained by or on behalf of Borrower, each Property Owner and Weston currently in effect.

     SECTION 4.12 Governmental Requirements. To the best knowledge of Borrower, no violation of any material governmental requirement exists with respect to the Properties, and the use or anticipated use thereof complies with applicable zoning ordinances, regulations and restrictive covenants affecting the Properties, and all governmental requirements for such use have been satisfied, except where such violation or noncompliance could not (a) have a material adverse effect on the business, properties, financial position, results of operations or prospects of Borrower, Holdings I, CBL Properties, Inc., their respective Subsidiaries and the Property Owners other than a material adverse effect which Borrower has fully disclosed to the Agent unless the Agent notifies Borrower that Agent has determined that such material adverse effect is likely to result in a future Default or Event of Default under any covenant set forth in Section 7 hereof; (b) have a material adverse effect on the Properties taken as a whole; or (c) in any manner draw into question the validity of any Loan Document.

     SECTION 4.13 ERISA; Plan Assets. Borrower is a not an "employee benefit plan" as defined in Section 3(3) of ERISA and the assets of Borrower do not constitute "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101. The execution, delivery and performance of this Agreement, and the borrowing and repayment of amounts thereunder, do not and will not constitute on the part of Borrower "prohibited transactions" under ERISA or the Internal Revenue Code.

     SECTION 4.14 Single Purpose Entities. Each Guarantor (except for Weston) and each Property Owner is and will continue to be engaged only in the business of directly or indirectly owning, operating and developing one or more of the Properties, and no Property Owner owns or has any interest in any Person. Except for transfers of interests to Wholly Owned Subsidiaries of Borrower, no Guarantor or Property Owner will convey any beneficial interest in itself without the prior written consent of Agent (and, upon any such transfer, the transferee shall execute a Guaranty pursuant to Section 3.1(c)); provided, however, that this provision shall not prohibit transfers of interests in Property Owners by parties which are not Affiliates of Borrower or the transfer of interests in Borrower which are not prohibited by Section 5.9 below.

                                   ARTICLE 5.

                                    COVENANTS

     Borrower agrees that, so long as Lenders have any commitment to make Advances hereunder, or any of the Obligations remain unpaid, unless the Majority Lenders otherwise agree in writing:

     SECTION 5.1 Reporting Requirements. Borrower shall deliver to Agent (with copies for each Lender):

     (a) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, Combined audited annual financial statements of Borrower, Holdings I, Holdings II and CBL Properties, Inc., for such fiscal year, consisting of Combined balance sheet of the end of such fiscal year and the related Combined statements of income and retained earnings and Combined statements of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the materially unqualified opinion of Arthur Anderson & Co. or any other nationally recognized firm of independent certified public accountants regularly retained by Borrower and acceptable to the Majority Lenders;

     (b) as soon as available and in any event within forty five (45) days after the end of each fiscal quarter of Borrower, Combined interim unaudited financial statements of Borrower, Holdings I, Holdings II and CBL Properties, Inc., including Combined balance sheets, Combined statements of income and retained earnings and Combined statements of cash flow, for the quarter and year-to-date period then ended, prepared in accordance with GAAP, setting forth in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) by the chief financial officer or the chief accounting officer of Borrower;

     (c) simultaneously with the delivery the financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of Borrower (i) setting forth in reasonable detail the calculations required to establish whether Borrower was in compliance with the requirements of Sections 5.8, 5.11 through 5.15 and 5.18 through 5.21 on the date of such financial statements, (ii) setting forth the Leverage Ratio for the fiscal quarter most recently ended, and the Applicable LIBOR Rate Margin which shall take effect based on such Leverage Ratio, (iii) stating whether, to the actual knowledge of such officer, any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto, and (iv) setting forth a schedule of all Contingent Obligations of Borrower as of the date of such financial statements;

     (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention in the normal course of their audit to cause them to believe that any Default or Event of Default existed on the date of such statements and
(ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

     (e) simultaneously with the delivery of each set of financial statements referred to in clause (b) above, a certificate of the chief financial officer or the chief accounting officer of Borrower, certifying as to each Reserved Construction Loan: (i) that, to the actual knowledge of such officer, no monetary or material non-monetary default or event of default exists thereunder;
(ii) the amount currently available in the interest reserve available for the payment of interest on such Reserved Construction Loan; (iii) an updated cash flow projections for the project being constructed with the proceeds of such Reserved Construction Loan, setting forth the assumptions on which such projections are based; (iv) the outstanding principal balance of such Reserved Construction Loan; (v) the undisbursed amount of such Reserved Construction Loan (other than such interest reserve); and (vi) such other matters as the Agent or the Majority Lenders may reasonably request;

     (f) simultaneously with the delivery of each set of financial instruments referred to in clause (a) above (and promptly after completion of interim projections, if such projections are prepared more frequently than annually) annual projected combined financial statements of Borrower, Holdings I, Holdings II and CBL Properties, Inc., for the subsequent four quarters, consisting of projected Combined balance sheets, projected Combined statements of income and retained earnings, and projected Combined statements of cash flow, with supporting schedules and such additional supporting details as Agent may request, and certified by the chief financial officer or the chief accounting officer of Borrower as being based, on Borrower's good faith estimates, upon information and assumptions at the time. In the event Agent reasonably believes that there has been a material adverse change in the financial condition of Borrower, Holdings I, Holdings II and/or CBL Properties, Inc., or that the actual financial performance of any such Person or Persons deviates materially from the projections previously delivered to Agent, then at Agent's request, Borrower shall provide interim updates of such projections;

     (g) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, all financial information of Borrower, Holdings I, Holdings II, CBL Properties, Inc., CBL Management Inc., and the Properties as Agent shall reasonably request and as shall be reasonably available to Borrower, Holdings I, Holdings II, CBL Properties, Inc. or CBL Management, Inc.;

     (h) promptly after obtaining actual knowledge of any Default or Event of Default, a certificate of the controller or senior vice-president in accounting of Borrower setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

     (i) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which CBL Properties, Inc., Holdings I, Holdings II, Borrower or any of their respective Affiliates shall have filed with the Securities and Exchange Commission;

     (j) within thirty (30) days after the consummation thereof, a description in reasonable detail of any acquisition, merger or purchase of assets, in excess of $100,000,000.00 in a single transaction or related series of transactions;

     (k) promptly upon obtaining actual knowledge thereof, a description in reasonable detail of any event or condition which could materially adversely affect the business, properties, financial position, results of operations or prospects of Borrower or which in any material manner draws into question the validity of any Loan Document;

     (l) from time to time such additional information regarding the financial position or business of Borrower, its Affiliates or any Property as Agent may reasonably request, to the extent such information is reasonably available to Borrower;

     (m) concurrently with, subject to the requirements of the Securities and Exchange Commission or any securities exchange on which CBL Properties, Inc.'s securities are traded, issuance to analysts and the media (after notification of the New York Stock Exchange and release to an established wire service recognized as an official disclosure source) of any press release concerning Borrower, telecopy notice of such press release and the contents thereof.

     (n) simultaneously with the delivery of the reports referred to in clause
(d) above, a list of all Persons which are (i) Wholly Owned Subsidiaries of Borrower, and which own, directly or indirectly, any Property, any Interest, or any beneficial interest in any Person which owns, directly or indirectly, any Property or any Interest, or (ii) Property Owners, 100% of the interests in which are owned, directly or indirectly, by Borrower or Borrower's Affiliates. Any such Persons which have not theretofore executed a Guaranty in accordance with Section 3.1(c) shall, at the request of Agent, execute such a Guaranty.

     SECTION 5.2 Payment and Performance. Borrower shall pay and discharge, and shall cause each of its Subsidiaries to pay and discharge, at or before maturity, subject to any applicable notice and grace periods, all material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same; and shall pay the Obligations, as and when called for in this Agreement, and on or before the due dates thereof, subject to any applicable notice and grace periods, and will perform all of Borrower's obligations in full and on or before the dates same are to be performed subject to any applicable notice and grace periods.

     SECTION 5.3 Maintenance of Property; Insurance.

     (a) Borrower shall keep, or cause to be kept (or, with respect to Properties where Borrower does not control the Property Owner, use its reasonable efforts to be caused to be kept), all of the Properties in good working order and condition, ordinary wear and tear and insured casualty losses excepted.

     (b) Borrower shall obtain and maintain, or cause to be obtained and maintained, (or, with respect to Properties where Borrower does not control the Property Owner, use its reasonable efforts to be caused to be obtained and maintained) insurance upon and all of the Properties, insuring against personal injury and death, loss by fire and such other hazards, casualties and contingencies (including business interruption insurance covering loss of rents for a period of twelve [12] months and builder's all risk coverage) as are normally and usually covered by extended coverage policies in effect where the properties are located and such other risks as may be reasonably specified by Agent, from time to time, all in such amounts and with such insurers of recognized responsibility as are reasonably acceptable to Agent.

     SECTION 5.4 Business; Existence. Neither Borrower nor any Guarantor nor any Property Owner shall engage (or, with respect to any Property where Borrower does not control the Property Owner, Borrower shall use its reasonable efforts to cause the Property Owner not to engage) to any substantial extent in any line or lines of business other than the businesses of owing, managing, leasing and operating regional malls and retail strip shopping centers and other related businesses to the extent incidental to the conduct of any of the foregoing businesses. Except as otherwise expressly permitted by the terms of this Agreement, Borrower shall, and shall cause each Guarantor and each Property Owner (or, with respect to any Property Owner not controlled by Borrower, use its reasonable efforts to cause such Property Owner) to, preserve and keep in full force and effect its existence, rights, franchises and trade names.

     SECTION 5.5 Payment of Impositions. Borrower shall duly pay and discharge, or cause to be paid and discharged (or, with respect to any Property where Borrower does not control the Property Owner, use its reasonable efforts to cause to be paid and discharged), all Impositions not later than the due date thereof, or the day prior to the day any fine, penalty, interest or cost may be added thereto or imposed, or the day prior to the day any Lien may be filed, for the nonpayment thereof (if such day is used to determine the due date of the respective item); provided, however, that Borrower may, if, to the extent and in the manner permitted by law, (a) pay the Impositions in installments, whether or not interest shall accrue on the unpaid balance of such Impositions, if such installment payment would not create or permit the filing of a Lien against the Property, and (b) contest the payment of any Impositions in good faith and by appropriate proceedings provided that: (i) any such contests shall be prosecuted diligently, and (ii) no contest may be conducted and no payment may be delayed beyond the date on which the Property could be sold for nonpayment (provided however, that such contest may be continued beyond such date so long as Borrower provides assurances, by bond, payment or otherwise, that the Property will not be so sold). Subject to Borrower's right to contest as provided for herein, Borrower shall submit to Agent copies of tax statements and paid tax receipts evidencing the due and punctual payment of all real estate and personal property taxes, charges and assessments levied upon or assessed or charged against the Properties on or before thirty (30) days of the delinquent date of any such taxes.

     SECTION 5.6 Compliance with Legal Requirements. Borrower shall, and shall cause each Guarantor and each Property Owner to (or, where Borrower does not control the Property Owner, use its reasonable efforts to cause such Property Owner to), promptly and faithfully comply with, conform to and obey all present and future material Legal Requirements, whether or not same shall necessitate structural changes in, improvements to, or interfere with the use or enjoyment of the Properties; provided, however, that Borrower may contest a Legal Requirement in good faith by appropriate proceedings; provided further, that with respect to Legal Requirements affecting any portion of the Properties (or any other property of Borrower) which is leased to a financially capable tenant, if such Lease provides that compliance with such Legal Requirement is the obligation of the tenant thereunder, Borrower shall be deemed to comply with its obligations under this Agreement with respect to such Legal Requirement if Borrower is continuing to exercise in good faith any remedies it may have under said Lease to compel such tenant to comply with such Legal Requirement.

     SECTION 5.7 Inspection of Property, Books and Records. Borrower will keep, and will cause each Subsidiary, each Property Owner (or, with respect to those Property Owners which Borrower does not control, use its reasonable efforts to cause such Property Owner) and Weston to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary, each Property Owner (or, with respect to those Property Owners which Borrower does not control, use its reasonable efforts to cause such Property Owner) and Weston to permit, representatives of Agent and each Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

     SECTION 5.8 Maximum Floating Rate Debt. Borrower shall not permit the sum of (a) Floating Rate Debt of Borrower plus (b) Floating Rate Debt of Borrower's Unconsolidated Affiliates which is recourse to Borrower, to at any time exceed twenty-five percent (25%) of Borrower's Gross Asset Value, unless with respect to such excess Floating Rate Debt Borrower maintains Interest Rate Contracts sufficient to effectively establish a maximum annual interest rate (including adjustments for reserves and interest rate spreads) for such excess Floating Rate Debt of not more than ten percent (10%) per annum through the Maturity Date.

     SECTION 5.9 Consolidations, Mergers and Sales of Assets. Borrower shall not and shall not permit its Subsidiaries (or, with respect to any Subsidiary which is a Property Owner which is not controlled by Borrower, Borrower will use its reasonable efforts to not permit such Property Owner) to, (i) consolidate or merge with or into any other Person (other than Borrower or another Subsidiary) (ii) sell, lease or otherwise transfer, directly or indirectly, any of its real estate properties or investments in ventures holding such properties to any other Person, other than (a) in the ordinary course of business (b) the sale of outparcels, (c) the redevelopment of centers, including, the sale of sites to department stores or other anchor stores, entering into new or modified reciprocal easement agreements and granting of other easements (i.e. utility easements), (d) the transfer of property because of a condemnation or deed in lieu of condemnation that do not materially impair the use of such property for the purposes intended, (e) granting of any Permitted Liens, (f) subject to Section 6.5, any transfer of Towne Mall or Midland Mall pursuant to Sections 5.7 and 5.8 of the Master Contribution Agreement, and any transfer of Columbia Mall, East Towne Mall or West Towne Mall to third-party partners pursuant to the buy/sell provisions of the partnership agreements of the Property Owners which own said Properties, and (g) the conversion of Belk, Inc.'s limited partnership interest in Cary Venture Limited Partnership to a tenancy in common.

     SECTION 5.10 Use of Proceeds. (a) The proceeds of the Term Loan Advances made under this Agreement shall be used by Borrower (i) for the acquisition of the Interests; (ii) for the acquisition of Fee Title to Properties; and/or (iii) for payment of closing costs in connection with the acquisition of the Interests and Title to Properties, and the closing of the Loan.

     (b) The proceeds of Revolving Loan Advances made under this Agreement shall be used by Borrower for commercially reasonable purposes relating directly to the Properties including, by way of illustration, leasing commissions, development fees, tenant allowances and capital expenditures. In addition, Borrower may use (i) up to $12,000,000.00 of Revolving Loan Advances to pay closing costs incurred in connection with the acquisition of the Interests and Fee Titles, (ii) up to $5,000,000.00 of Revolving Loan Advances to acquire Interests after January 31, 2001, (iii) up to $10,000,000.00 of Revolving Loan Advances to acquire the partnership interests or other ownership interests of third parties in the Property Owners, (iv) up to $1,000,000.00 of Revolving Loan Advances to acquire outparcels related to the Properties, and (v) Revolving Loan Advances to repay the existing loan from Wells Fargo Bank, National Association to Racine Joint Venture, to repay the existing loan from U.S. Bank National Association to Charleston Joint Venture, and to make payments on the Term Loan required under Section 6.5 below.

     (c) No portion of the proceeds of any Advance may be used by Borrower in any manner which would cause the Loan or the application of the proceeds thereof to violate any of Regulations T, U or X of the Board of Governor of the Federal Reserve System.

     SECTION 5.11 Investment Concentration. (a) Borrower shall not make, and shall not permit any of its Subsidiaries to make, any Investment in the following items which would cause the value of such holdings of Borrower to exceed the following percentages of Borrower's Gross Asset Value:

     (i) raw land, such that the aggregate book value of all such raw land (other than: (A) raw land subject to a ground lease under which Borrower is the landlord and a Person not an Affiliate of Borrower is the tenant; (B) land on which development of a project has commenced; (C) land subject to a binding contract of sale under which the Borrower or one of its Subsidiaries is the seller, and the buyer is not an Affiliate of Borrower and (D) out-parcels held for lease or sale at projects which are either completed or where development has commenced) exceeds ten percent (10%) of Gross Asset Value;

     (ii) developed real estate used primarily for non-retail purposes, such that the aggregate book value of such real estate (other than the real estate located at 6148 Lee Highway, Chattanooga, Tennessee) exceeds ten percent (10%) of Gross Asset Value;

     (iii) Capital Stock of any Person, such that the aggregate value of such Capital Stock in Unconsolidated Affiliates other than (a) CBL Management, Inc., and (b) any operating Subsidiary of Borrower or of CBL Properties, Inc., calculated on the basis of the lower of cost or market, exceeds ten percent (10%) of Gross Asset Value;

     (iv) Mortgages, such that the aggregate principal amount secured by Mortgages acquired by Borrower after September 26, 1996 exceeds ten percent (10%) of Gross Asset Value;

     (v) Investments made after the date hereof in partnerships, joint ventures and other non-corporate Persons accounted for using the equity basis of accounting (determined in accordance with GAAP), such that the aggregate outstanding amount of such Investments (other than Investments in (A) partnerships or limited liability companies in which (I) Borrower is the sole general partner or sole managing member and the only limited partners or other members are either (a) the Person from whom the real estate owned by such Partnership was purchased, and such Person's successors and assigns or (b) a Person operating stores which anchor the development constructed or to be constructed by such partnership or (II) Borrower owns not less than ninety percent (90%) of the partnership interests and has the unilateral right to make all operational and strategic decisions, or (B) partnerships, joint ventures and other non-corporate Persons whose financial reports are prepared on a consolidated basis with Borrower) exceeds fifteen percent (15%) of Gross Asset Value;

     (vi) items described in subsections (i), (ii), (iii) and (v) of this
Section 5.11(a), such that the aggregate value thereof, determined in accordance with such subsections, exceeds thirty percent (30%) of Gross Asset Value.

     (b) Neither Borrower nor any of its Subsidiaries shall acquire the business of or all or substantially all of the assets or stock of any Person, or any division of any Person, whether through Investment, purchase of assets, merger or otherwise; provided that Borrower or its Subsidiaries may make such an acquisition so long as Borrower has delivered to Agent, not less than thirty
(30) days prior to the date such acquisition is consummated, (i) all information related to such acquisition as is reasonably requested by the Agent and (ii) a certificate, signed by the chief financial officer of Borrower, certifying that, giving effect to such acquisition, there shall not exist any Default or Event of Default hereunder and setting forth in reasonable detail the calculations setting forth, on a pro forma basis giving effect to such acquisition, Borrower's compliance with Sections 5.8, 5.11, 5.12, 5.13, 5.14, 5.15, 5.17,
5.18, 5.19, 5.20 or 5.21.

     SECTION 5.12 Leverage Ratio. Borrower shall not at any time permit the Leverage Ratio (i) for the period from the date hereof through and including January 31, 2005, to exceed 0.65, or (ii) from and after February 1, 2005, to exceed 0.60 to 1.00.

     SECTION 5.13 Minimum Net Worth. Borrower shall not permit Net Worth at any time to be less than an amount equal to $882,259,000.00 plus fifty percent (50%) of the net proceeds or value (whether cash, property or otherwise, but excluding the value of existing securities of Borrower or CBL Properties Inc. which are being exchanged) received by CBL Properties, Inc., Holdings I, Holdings II, Borrower or their Subsidiaries (but excluding any such proceeds or value received by other Persons) from any issuance after January 31, 2001 of any shares of Capital Stock of CBL Properties, Inc., any operating partnership units (including, without limitation, special common units) of Borrower, or any shares of Capital Stock or other equity interest in any Subsidiary of Borrower.

     SECTION 5.14 Interest Coverage Ratio. Borrower shall not permit, as of the last day of any fiscal quarter, the Interest Coverage Ratio (a) for the period from the date hereof through and including January 31, 2005, to be less than
1.75 to 1.0 or (b) from and after February 1, 2005, to be less than 2.0 to 1.0.

     SECTION 5.15 Debt Coverage Ratio. Borrower shall not permit, as of the last day of any fiscal quarter of Borrower, the Debt Coverage Ratio (a) for the period from the date hereof through and including January 31, 2005, to be less than 1.55 to 1.0, or (b) from and after February 1, 2005, to be less than 1.75 to 1.0.

     SECTION 5.16 ERISA. Borrower will operate, or will cause its ERISA Affiliates to operate, each ERISA Plan described on Schedule 4.6, and each ERISA Plan that either Borrower or its ERISA Affiliates may adopt, sponsor or participate in after the Effective Date, in accordance with the terms of such ERISA Plan and in accordance with all applicable requirements of ERISA and the Internal Revenue Code.

     SECTION 5.17 Liens. Borrower shall not create, assume or suffer to exist and shall not permit any Subsidiary (or, with respect to any Property Owner not controlled by Borrower, use its reasonable efforts to not permit such Property Owner) to create, assume or suffer to exist, any Lien securing Indebtedness on any of the Properties, except for Permitted Liens.

     SECTION 5.18 Restricted Payments.

     (a) Borrower shall not directly or indirectly declare or make, or incur any liability to make, any cash or other distributions on, or in respect of, any partnership interest in Borrower, or other payments or transfers made in respect of the redemption, repurchase or acquisition of such partnership interests, except for distributions in an aggregate amount not to exceed during any fiscal year seventy-five percent (75%) of Funds from Operations for such fiscal year.


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


     (b) Borrower shall not enter into any transaction with, or pay any management or other fees to, any Affiliate, except, (i) so long as Borrower effectively receives at least 99% of the economic benefit thereof, management or other fees payable to CBL Management, Inc., (ii) sales of outparcels by the Jacobs Parties to Borrower or Borrower's Affiliates pursuant to the Master Contribution Agreement, (iii) that certain Transition Services Agreement entered into by and among CBL Properties, Inc., Borrower and Jacobs Realty Investors Limited Partnership pursuant to Section 4.25 of the Master Contribution Agreement, and (iv) arms-length transactions on commercially reasonable terms, which have been approved by Borrower's Board of Directors, (A) with CBL Peripheral Properties with respect to outparcels, (B) with ERMC for maintenance services, (C) with EMJ Corporation for construction services, and (D) with Affiliates for leasing space.

     SECTION 5.19 Non-Guarantors. Borrower shall not permit the Asset Value of all Non-Guarantors which have Indebtedness (other than the Loan) which is recourse to Borrower or CBL Properties to exceed 10% of Gross Asset Value.

     SECTION 5.20 Unsecured Indebtedness. (a) Borrower shall not permit the sum of (a) Borrower's Unsecured Indebtedness (excluding (i) the Loan and (ii) Indebtedness under that certain $5,000,000.00 credit facility from AmSouth Bank which is used solely for the issuance of letters of credit), plus (b) the Unsecured Indebtedness of Borrower's Affiliates, to exceed $20,000,000.00.

     (b) So long as (i) there exists no Default, (ii) the ratio of Total Obligations to Gross Asset Value, reported in the most recent compliance certificate delivered pursuant to Section 5.1(c), does not exceed 0.60 to 1.00,
(iii) the Interest Coverage Ratio, reported in the most recent compliance certificate delivered pursuant to Section 5.1(c), is not less than 2.00 to 1.00, and (iv) the Debt Coverage Ratio, reported in the most recent compliance certificate delivered pursuant to Section 5.1(c), is not less than 1.75 to 1.00, then for every $25,000,000.00 reduction in the outstanding principal balance of the Term Loan and/or permanent reduction in the Revolving Commitments by virtue of repayments which may not be reborrowed, the $20,000,000.00 limitation set forth in Section 5.20(a) shall be increased by $10,000,000.00.

     SECTION 5.21 Maximum Recourse Indebtedness. Borrower shall not permit the sum of all Indebtedness which is recourse to Borrower and/or any Guarantor or Guarantors to exceed 25% of Gross Asset Value.

     SECTION 5.22 Negative Pledge. Except for transfers of Property permitted by
Section 5.9, Borrower shall not, and shall not permit any Guarantor or Property Owner to, sell, exchange, assign, convey, transfer or otherwise dispose of all or any portion of any Interest (or any interest therein), any Property (or any interest therein) or all or any part of the beneficial interest in any Guarantor or Property Owner; provided, however, subject to the terms of Section 6.5 below, each Property Owner may refinance its Property on commercially reasonable terms in the normal course of business so long as the net proceeds of such refinancing are used in a manner and for a purpose approved in writing by Agent; provided further, this Section 5.22 shall not prohibit the transfer of interests in Borrower not prohibited by Section 5.9.


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


                                   ARTICLE 6.

                                    DEFAULTS

     SECTION 6.1 Events of Default. It shall be an event of default ("Event of Default") if one or more of the following events shall have occurred and be continuing:

     (a) Borrower shall fail, refuse or neglect to pay, in full, any installment or portion of the Obligations as and when the same shall become due and payable, whether at the due date thereof stipulated in this Agreement or the Notes, or at a date fixed for prepayment, or by acceleration or otherwise, and such failure, refusal or neglect continues for a period of fifteen (15) days after notice thereof from Agent; provided, however, that Agent shall not be required to give such notice more than twice during any twelve consecutive month period; provided, further, that if such installment or portion of the Obligations becomes due and payable as a result of Agent's accelerating the maturity of the Obligations in accordance with the this Agreement, neither any requirement of notice nor the ten (10) day grace/cure period for payment set forth in this
Section 6.1(a) shall apply to the accelerated due date;

     (b) Borrower, any of its Subsidiaries, or any Property Owner shall fail to observe or perform any covenant or agreement contained in Sections 5.8, 5.11, 5.12, 5.13, 5.14, 5.15, 5.17, 5.18, 5.19, 5.20 or 5.21 hereof and such failure shall continue for ninety (90) days after the earlier of (i) the date any Senior Officer of Borrower has actual knowledge of such failure or (ii) the date written notice of such failure has been given to Borrower by Agent;

     (c) Borrower, any of its Subsidiaries, or any Property Owner controlled by Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for thirty
(30) days after written notice thereof has been given to Borrower by Agent; provided; however, that is such failure is curable but requires work to be performed, acts to be done or conditions to be remedied which, by their nature, cannot be performed, done or remedied, as the case may be, within such thirty
(30) day period, no Event Default shall be deemed to have occurred if Borrower, its Subsidiaries or such Property Owner commence same within such thirty (30) day period and continuously prosecute the same to completion within ninety (90) days after such notice;

     (d) Borrower, Holdings I, CBL Properties, Inc. or any of their Subsidiaries, or any Property Owner controlled by Borrower, shall fail to observe or perform any covenant or agreement contained in any of the Loan Documents, or there occurs any other default under any of the Loan Documents, and such failure or default shall continue beyond any applicable grace or cure period;

     (e) any representation, warranty or statement made by Borrower, Holdings I, CBL Properties, Inc. or any of their Subsidiaries, or any Property Owner controlled by Borrower, in, under or pursuant to the Loan Documents or any affidavit or other instrument executed in


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


connection with the Loan Documents shall be false or misleading in any material respect as of the date hereof or shall become so at any time prior to the repayment in full of the Obligation and, except in the case of fraud, such breach is not cured with 30 days after the earlier of (i) the date any Senior Officer of Borrower, Holdings I or CBL Properties, Inc. has actual knowledge of such breach or (ii) the date written notice of such breach is given to Borrower by Agent;

     (f) Borrower, Holdings I, CBL Properties, Inc., any of their Subsidiaries, or any Property Owner shall default in the payment when due of any Indebtedness under any Guarantee, note, indenture or other agreement relating to or evidencing Indebtedness (other than Indebtedness which is fully non-recourse as to Borrower, Holdings I, CBL Properties, Inc., such Subsidiary, or such Property Owner and which has a principal balance of less than $10,000,000.00), or any event specified in any Guarantee, note, indenture or other agreement relating to or evidencing any such Indebtedness shall occur if the effect of such event is to cause or to permit (giving effect to any grace or cure period applicable thereto) the holder or holders of such Indebtedness to cause such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase or otherwise), prior to its stated maturity;

     (g) Borrower, Holdings I, Holdings II, CBL Properties, Inc. or any of their Significant Subsidiaries, or any Guarantor, or any Property Owner controlled by Borrower shall (1) voluntarily be adjudicated as bankrupt or insolvent, (2) file any petition or commence any case or proceeding under any provision or chapter of the Federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (3) make a general assignment for the benefit of its or his creditors, (4) have an order for relief entered under the Federal Bankruptcy Code with respect to it or him,
(5) convene a meeting of its or his creditors, or any class thereof, for the purpose of effecting a moratorium upon or extension or composition of its or his debts, (6) admit in writing that it or he is generally not able to pay its or his debts as they mature or generally not pay its or his debts as they mature, or (7) become insolvent;

     (h) (1) a petition is filed or any case or proceeding described in Section 6.1(g) above is commenced against Borrower, Holdings I, Holdings II, CBL Properties, Inc. or any of their Significant Subsidiaries, or against any Guarantor, or against any Property Owner controlled by Borrower, or against the assets of any such persons or entities and either an order for relief is granted or such petition and the case or proceeding initiated thereby is not dismissed within ninety (90) days from the date of the filing, (2) an answer is filed by Borrower, Holdings I, Holdings II, CBL Properties, Inc. or any of their Significant Subsidiaries, or any Guarantor, or any Property Owner, admitting the allegations of any such petition, or (3) a court of competent jurisdiction enters an order, judgment or decree appointing, without the consent of Borrower, Holdings I, Holdings II, CBL Properties, Inc. or any of their Significant Subsidiaries, or any Guarantor, or any Property Owner, a custodian, trustee, agent or receiver for it or him, or for all or any part of its or his property, or authorizing the taking possession by a custodian, trustee, agent or receiver of it or him, or all or any part of its or his property unless such appointment is vacated or dismissed or such possession is terminated within ninety (90) days from the date of such appointment or commencement of such possession, but not later than five (5) days before the proposed sale of any assets of Borrower, Holdings I, Holdings II, CBL Properties, Inc. or


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


such Significant Subsidiary, or such Guarantor, or such Property Owner, by such custodian, trustee, agent or receiver, other than in the ordinary course of the business of Borrower, Holdings I, Holdings II, CBL Properties, Inc. or such Subsidiary or such Guarantor, or such Property Owner;

     (i) one or more judgments or orders for the payment of money in excess of $10,000,000 shall be rendered against Borrower, Holdings I, Holdings II, CBL Properties, Inc. or any of their Significant Subsidiaries and such judgment(s) or order(s) shall continue unbonded, unsatisfied and unstayed for a period of sixty (60) days;

     (j) the failure of Charles B. Lebovitz to remain active in the management of Borrower, Holdings I, Holdings II, CBL Properties, Inc. and CBL Management, Inc.; provided, however, that in the event of the death or incapacity of Charles
B. Lebovitz, no Default or Event of Default shall arise solely by virtue of this clause (j) if either (i) Borrower, Holdings I, Holdings II, CBL Properties, Inc. and CBL Management, Inc. shall have each retained, within 180 days of the date of the death or incapacity of Charles B. Lebovitz, senior management having, in the reasonable opinion of the Agent and the Majority Lenders, sufficient skill and experience in Borrower's industry to manage Borrower competently and efficiently; or (ii) at least two of John N. Foy, Stephen Lebovitz, Michael Lebovitz, Ben Landress and/or Ron Fullam (with at least one of said two [2] being either John N. Foy or Stephen Lebovitz) remain active as Senior Officers of Borrower, CBL Properties, Inc., Holdings I, Holdings II, and CBL Management, Inc.;

     (k) (1) Borrower, Holdings I, CBL Properties, Inc. or any of their Subsidiaries, or any Property Owner controlled by Borrower shall die, dissolve, terminate or liquidate, or merge with or be consolidated into any other entity (except as permitted by Section 5.9 hereof), or shall hypothecate, pledge, mortgage or otherwise encumber all or any part of the beneficial ownership interest in Borrower or shall attempt to do any of the same; or (2) Borrower or any of its Subsidiaries, or any Guarantor, or any Property Owner shall amend or modify, in a manner which would adversely affect Agent or the Lenders, its articles of incorporation, bylaws, articles of partnership, certificate of partnership or other charter or enabling documents, and Majority Lenders have not given its prior written consent to such amendments or modifications;

     (l) the failure of Charles B. Lebovitz, John N. Foy, Ben S. Landress, Stephen Lebovitz, Michael Lebovitz and/or Ron Fullam to own, in the aggregate, directly or through CBL & Associates, Inc., beneficially and of record, at least ten percent (10%) of the shares of equity of Borrower and CBL Properties, Inc., on a Combined basis (without giving effect to the issuance after the date hereof of stock of CBL Properties, Inc. at a price equal to the fair market value of such stock on the date of such issuance); the failure of Holdings I to be the sole general partner of Borrower; the failure of CBL Properties, Inc. to own one hundred percent (100%) of the voting shares of Holdings I and Holdings II; or the failure of Charles B. Lebovitz, John N. Foy, Ben S. Landress, Stephen Lebovitz, Michael Lebovitz and/or Ron Fullam to collectively own, beneficially and of record, with power to vote, an aggregate amount of at least fifty one percent (51%) of the shares of voting stock of CBL Management, Inc., unless such failure is the result of the merger of CBL Management, Inc. with and into Borrower or CBL Properties, Inc., with Borrower or CBL Properties, Inc. as the surviving Person; provided, however, that Charles B. Lebovitz, John N. Foy, Ben S. Landress, Stephen Lebovitz, Michael Lebovitz and Ron Fullam shall be deemed to own any equity interest so long as the same is owned by (i) such Person, (ii) a Subsidiary of such Person, (iii) a trust or similar entities in which such Person and members of such Person's family, including spouses, children, parents, siblings and their descendants, are the sole beneficiaries of all of the interest therein. For purposes of Item (ii) in the preceding sentence, an entity shall be considered a Subsidiary of a Person if (x) such Person owns or controls not less than ten percent (10%) of, and (y) such Person and members of such Person's family (including spouses, children, parents, siblings, and their descendants), in the aggregate, own or control more than fifty percent (50%) of, the outstanding shares of Capital Stock, partnership interest or other ownership interest having ordinary voting power to elect a majority of the board of directors or similar governing body of such entity;

     (m) Borrower or any Property Owner controlled by Borrower shall fail to maintain the insurance coverage described in Schedule 4.11 as being maintained by it at the date of this Agreement or any insurer listed as providing any of such insurance coverage shall cease to have an A.M Best policyholders rating of at least A-IX (with respect to liability) or A-XII (with respect to property damage); provided that it shall not constitute an Event of Default hereunder if Borrower shall establish deductibles with respect to any such listed insurance not exceeding $50,000.00 per occurrence;

     (n) the assets of Borrower, Holdings I, CBL Properties, Inc. or any of their Subsidiaries at any time constitute assets, within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any ERISA Plan or Non-ERISA Plan;

     (o) CBL Properties, Inc. shall (i) fail to have the shares of its Capital Stock listed for trading on the New York Stock Exchange or the American Stock Exchange, or the respective successors thereto; (ii) fail to remain qualified as a REIT under the Internal Revenue Code; or (iii) amend or modify its Certificate of Incorporation in a manner which would adversely affect Agent or the Lenders except (A) with the prior written consent of the Majority Lenders; (B) to the extent required in order to remain qualified as a real estate investment trust under the Internal Revenue Code; or (C) to the extent required by Applicable Law;

     (p) Borrower shall cease to represent one hundred percent (100%) of the book value of Holdings I and Holdings II, or the revenues of Borrower for any fiscal year shall fail to represent one hundred percent (100%) of the total revenues of Holdings I and Holdings II for such fiscal year; or Borrower shall cease to represent at least ninety-five percent (95%) of the book value of CBL Properties, Inc., or the revenues of Borrower for any fiscal year shall fail to represent at least ninety-five percent (95%) of the total revenues of CBL Properties, Inc.; or Holdings I and Holdings II shall cease to represent at least ninety-five percent (95%) of the book value of CBL Properties, Inc., or the revenues of Holdings I and Holdings II for any fiscal year shall fail to represent at least ninety-five percent (95%) of the total revenues of CBL Properties, Inc. for such fiscal year;

     (q) At any time, for any reason, (i) any Loan Document ceases to be in full force and effect in any material respect or (ii) Borrower or any Affiliate of Borrower, or any Guarantor, or any Property Owner, seeks to repudiate its Obligations thereunder; or

     (r) Holdings I shall cease to be a Wholly Owned Subsidiary of CBL Properties, Inc., unless such is the result of a merger of Holdings I into CBL Properties, Inc., or merger of Holdings I into another Wholly Owned Subsidiary of CBL Properties, Inc.

     Notwithstanding the foregoing provisions of this Section 6.1, as to any Subsidiary which is a Property Owner, any Event of Default based solely on the occurrence of an event described in Sections 6.1(c), (d), (e), (f), (g), (h),
(i) or (k) pertaining to such Subsidiary shall nonetheless not be an Event of Default unless such Subsidiary/Property Owner is controlled by Borrower.

     SECTION 6.2 Remedies. Upon the occurrence of an Event of Default: (a) in the case of any Event of Default specified in clauses 6.1(g) or 6.1(h) above with respect to Borrower, Holdings I, Holdings II, CBL Properties, Inc. or any of their respective Significant Subsidiaries, or any Guarantor, or any Property Owner, the Total Commitments shall automatically terminate and the Obligations (together with accrued interest thereon) shall become immediately due and payable, without any notice to Borrower or any other act by Agent and without presentment, demand, protest, notice of intention to accelerate or notice of acceleration, or other notice of any kind, all of which are hereby waived by Borrower; (b) the Agent shall, at the direction of the Majority Lenders (i) by notice to Borrower terminate the Total Commitments, which shall thereupon terminate, and (ii) by notice to Borrower declare the Obligations (together with accrued interest thereon) to be, and the Obligations shall thereupon become, immediately due and payable without presentment, demand, protest, notice of intention to accelerate or notice of acceleration, or other notice of any kind, all of which are hereby waived by Borrower; and (c) the Agent may exercise any and all other rights and remedies granted to the Agent under this Agreement or under any of the Loan Documents or pursuant to law, all of which shall be cumulative and none of which shall be exclusive.

     SECTION 6.3 Curing Defaults Concerning Properties. Lenders hereby agree that Borrower may cure any Default resulting from (a) failure of Borrower or any Property Owner to keep the Properties in the condition required under Section
5.3 hereof; (b) failure of Borrower or any Property Owner to pay Impositions in the manner required under Section 5.5 hereof; (c) failure of Borrower or any Property Owner to comply with Legal Requirements applicable to the Properties as required under Section 5.6 hereof; (d) the existence of any Lien on any of the Properties not permitted by Section 5.17 hereof; or (e) any representation, warranty or statement made by any Property Owner in, under or pursuant to the Loan Documents becoming false or misleading in any material respect; and which relate solely to any Property, by (i) giving Agent written notice within the applicable notice and cure period that the Property to which such Default relates shall be removed from the list of Properties hereunder, and (ii) paying to Agent, concurrently with the giving of such notice, an amount equal to the sum of (A) the amount shown in Column I on Schedule 6.3 with respect to such Property, plus (B) the amount, if any, by which the outstanding Advances (after application of the payment required under this Section 6.3) exceeds the Total Commitments, after reduction of the Term Commitments and the


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


Revolving Commitments as set forth in the following sentence. Concurrently with the removal of the Property and the application of the payment required under this Section 6.3, the Term Commitments shall be reduced by the amount shown in Column I on Schedule 6.3 with respect to the Property being removed and the Revolving Commitments shall be reduced by the amount shown in Column II on
Schedule 6.3 with respect to the Property being removed. Any payment under this
Section 6.3 shall be applied first to the Term Notes, and when the Term Notes have been repaid in full, shall be applied to the Revolving Notes. No such payment shall reduce any quarterly payments due under Section 2.6(c) above. Upon any such removal of a Property, the owner of such Property shall thereafter not be considered a Property Owner for purposes of this Agreement, unless such owner is also the owner of another Property; provided, however, notwithstanding the foregoing, any such Property Owner which has executed a Guaranty shall continue to be a Guarantor, and its obligations under its Guaranty shall not be affected by its removal from the list of Property Owners.

     SECTION 6.4 Permitted Deficiencies. Notwithstanding anything to the contrary set forth herein, (a) failure of Borrower or any Property Owner to keep the Properties in the condition required under Section 5.3 hereof; (b) failure of Borrower or any Property Owner to pay Impositions in the manner required under Section 5.5 hereof; (c) failure of Borrower or any Property Owner to comply with Legal Requirements applicable to the Properties as required under
Section 5.6 hereof; (d) the existence of any Lien on any of the Properties not permitted by Section 5.17 hereof, shall not constitute a Default or Event of Default hereunder, so long as the following conditions are satisfied:

          (i) the sum (without duplication) of (A) the cost of correcting all failures described in (a) through (c) above, as determined by Agent in its reasonable discretion, plus (B) the amount secured by Liens described in
     (d) above does not exceed, in the aggregate at any one time, $10,000,000.00;

          (ii) Such failure or Lien does not constitute a Default or Event of Default under this Agreement or the other Loan Documents except to the extent described in clauses (a) through (d) above; and

          (iii) Borrower is proceeding to cure all such failures or Liens in a diligent manner.

     SECTION 6.5 Transfer or Refinancing of Properties. (a)(i) In the event (A) Towne Mall, Midland Mall, Columbia Mall, East Towne Mall and/or West Towne Mall are transferred as permitted by Sections 5.9 and 5.22, or (B) a Property is transferred in accordance with Sections 5.3 or 5.5(b) of the Master Contribution Agreement, or (C) Borrower otherwise transfers, sells or conveys a Property to a third party, or (D) Borrower refinances a Property, Borrower shall give Agent written notice thereof not less than thirty (30) days prior to the date of such transfer or refinancing, and concurrently with such transfer (but not such refinancing) shall pay to Agent the amount shown in Column I on Schedule 6.5 with respect to such Property (which amount shall be applied to the Term Notes), plus the amount, if any, by which the outstanding Advances (after application of the payment required under this Section 6.5(a)) exceeds the Total Commitments, after reduction of the Term Commitments and Revolving Commitments as set forth in the following sentence (which amount shall be applied to the Revolving Notes). Concurrently with the application of the payment required in connection with such transfer (but not refinancing) under this Section 6.5(a), the Term Commitments shall be reduced by the amount shown in Column I on Schedule 6.5 with respect to the Property being transferred and the Revolving Commitments shall be reduced by the amount shown in Column II on
Schedule 6.5 with respect to the Property being transferred.

     (ii) With respect to any refinancings: (A) where there are net proceeds, all of the net proceeds (up to the outstanding balance of the Revolving Notes) shall be paid to Agent and applied to the Revolving Notes, and Borrower shall be permitted to use any excess after the amount of the outstanding Revolving Notes are repaid in full in any manner that Agent consents to, and, if Agent does not consent to such use, said excess shall be paid to Agent and applied to the Term Notes; and (B) where there are no net proceeds after payment of the debt being refinanced and closing costs, or where all of the net proceeds of such refinancing are used to repay Indebtedness secured by other Properties, then there shall be no payments required hereunder, except as provided in Section 6.5(a)(iii) below (for the avoidance of doubt, except as provided in Section 6.5(a)(iii) below, any payments shall only be made to the extent of net proceeds from such refinancings, taking into account proceeds used to pay down Indebtedness secured by other Properties).

     (iii) No payment under this Section 6.5(a) shall reduce any quarterly payments due under Section 2.6(c) above. Upon any such transfer (but not refinancing) of a Property, such Property shall no longer be considered a Property for purposes of this Agreement, and the owner of such Property shall thereafter not be considered a Property Owner for purposes of this Agreement unless such owner is also the owner of another Property. Further, upon any such transfer or refinancing, so long as no Default or Event of Default is then in existence, Agent and the Lenders shall, at Borrower's request, release the applicable Property Owner from any Guaranty to which it is a party (so long as such Property Owner is not also the owner of another Property); provided, however, in the case of the refinancing Borrower may only request such release of the Property Owner from its Guaranty if (A) the lender providing the replacement financing requires such release (Borrower agreeing to use its reasonable efforts to have any such lender permit such Guaranty to remain in effect), and (B) the Total Commitments are reduced (by virtue of any combination, at Borrower's option, of repayment of the Term Loan [with the Term Commitments being reduced by the amount of such payment] and/or permanent reduction in the Revolving Commitments) in an amount equal to the sum of the amounts in Column I and Column II on Schedule 6.3 with respect to the Property owned by such Property Owner; provided, however, if after any such reduction in the Revolving Commitments the amount of outstanding Advances exceeds the Total Commitments, Borrower shall pay the amount of such excess to Agent, which payment shall be applied to the Revolving Notes.

     (b) In the event Borrower obtains financing secured by Randolph Mall or Towne Mall, Borrower shall give Agent written notice thereof not less than thirty (30) days prior to the date such financing is consummated, and concurrently with such financing shall pay to Agent the amount shown in Column I on Schedule 6.5 (or, in the case of a financing where the net proceeds of such financing are used to repay Indebtedness secured by other Properties, the amount shown in Column I on Schedule 6.3) with respect to such Property. Any payment under this Section 6.5(b) shall be applied to the Revolving Notes and Borrower shall be permitted to use any excess after the amount of the outstanding Revolving Notes are repaid in full in any manner that Agent consents to and, if Agent does not consent to such use, said excess shall be paid to the Agent and applied to the Term Notes. No payment under this Section 6.5(b) shall reduce any quarterly payments due under Section 2.6(c) above. Upon any such financing of Randolph Mall or Towne Mall, and so long as no Default or Event of Default is then in existence, Agent and the Lenders shall, at Borrower's request, release the applicable Property Owner from any Guaranty to which it is a party; provided, however, Borrower may only request such release of the Owner from its Guaranty if (i) the lender providing the financing requires such release (Borrower agreeing to use its reasonable efforts to have any such lender permit such Guaranty to remain in effect) and (ii) the Total Commitments are reduced (by virtue of any combination, at Borrower's option, of repayment of the Term Loan [with the Term Commitments being reduced by the amount of any such payment] and/or permanent reduction of the Revolving Commitments) in an amount equal to (x) $6,890,000.00, with respect to Randolph Mall, or (y) $2,825,000.00, with respect to Towne Mall; provided, however, if after any such reduction in the Revolving Commitments the amount of outstanding Advances exceeds the Total Commitments, Borrower shall pay the amount of such excess to Agent, which payment shall be applied to the Revolving Notes.

                                   ARTICLE 7.

                                    THE AGENT

     SECTION 7.1 Appointment and Authorization. Each Lender irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are granted to Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Borrower shall be entitled to rely upon a written notice or written response from Agent as being made pursuant to the requisite concurrence or consent of the Lenders necessary to take such action without investigation or otherwise contacting the Lenders hereunder.

     SECTION 7.2 Agent and Affiliates. Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not Agent, and Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Borrower or Affiliate of Borrower as if it were not Agent hereunder.

     SECTION 7.3 Action by Agent. The Agent (which term as used in this sentence and in Section 7.7 hereof and the first sentence of Section 7.8 hereof shall include reference to its Affiliates and its own and its Affiliates' shareholders, officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this


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Agreement or any of the other Loan Documents, or in any certificate or other instrument, document or agreement referred to or provided for in, or received by any of them under, this Agreement or any of the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any of the other Loan Documents or for any failure by Borrower or any other Person to perform any of its obligations hereunder or thereunder; (c) subject to Section 7.6 hereof, shall not be required to initiate or conduct any litigation or collection proceedings hereunder; (d) shall have no liability to any Lender for any determination made in good faith by the Agent that such Lender is in default of its obligations hereunder; and (e) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other agreement, document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer complying with the terms and conditions of Section 8.6 hereof.

     SECTION 7.4 Consultation with Experts. Agent may consult with legal counsel (who may be counsel for Borrower) , independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 7.5 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, facsimile, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, and no Lender shall have any right of action against Agent as a result of Agent acting or refraining from acting, hereunder or under the other Loan Documents in accordance with instructions signed by the Majority Lenders (or, where applicable, all Lenders) and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders; provided, however, the Agent shall not be required to take any action which (a) the Agent reasonably believes will expose it to personal liability unless the Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (b) is contrary to this Agreement, the Notes, the other Loan Documents or Applicable Law.

     SECTION 7.6 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on Loans or of fees) unless the Agent has received notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event of any such non-payment or in the event the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give, and to the extent the Agent otherwise has actual knowledge of a Default or Event of Default the Agent shall use best efforts to give, prompt notice thereof to the Lenders.

     SECTION 7.7 Indemnification. Each Lender shall, in accordance with its Pro Rata Share, promptly (and in all events within ten [10] days after demand therefor) reimburse (to the


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extent not reimbursed by Borrower) Agent for, and indemnify Agent against, any third- party costs (including, without limitation, costs described in Section 7.12(b)), expense (including attorneys' fees and disbursements provided that, if outside counsel is not used by the Agent, the allocated cost of in-house counsel of Agent shall be deemed to be a third-party cost and expense), claim, demand, action, loss or liability (except such as result from Agent's gross negligence or willful misconduct) that Agent may pay, suffer or incur in connection with the Loan Documents, or any action taken or omitted by Agent. The obligations of Lenders under this Section 7.7 shall survive the payment in full of all Obligations and the termination of this Agreement. In the event that after payment and distribution of any amount by Agent to Lenders, any Lender or third party, including Borrower, any creditor of Borrower or a trustee in bankruptcy, recovers from Agent any amount found to have been wrongfully paid to Agent or disbursed by Agent to Lenders, then Lenders, in proportion to their respective Pro Rata Share, shall reimburse Agent for all such amounts. Notwithstanding the foregoing, Agent shall not be obligated to advance any amounts hereunder (other than Agent's Pro Rata Share of each Advance) and may require the deposit with Agent by each Lender of its Pro Rata Share of any material expenditures anticipated by Agent before they are incurred or made payable.

     SECTION 7.8 Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents (including without limitation decisions with respect to the matters described in clauses (i) through (ix) of
Section 8.5(a) of this Agreement).

     SECTION 7.9 Failure to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section
7.7 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     SECTION 7.10 Resignation or Removal of Agent; Co-Agent.

     (a) Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. For good cause, the Majority Lenders may remove Agent at any time by giving at least thirty (30) days prior written notice to Agent, Borrower and the other Lenders. For purposes of this Section 7.10, in determining whether the Majority Lenders have approved the removal of the Agent, the Agent, in its capacity as a Lender, will be disregarded and excluded and the Pro Rata Shares of the remaining Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of the Agent. Such resignation or removal shall take effect upon the acceptance of appointment as Agent by the successor Agent. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent consented to by Borrower, which consent shall not be unreasonably withheld. If no successor Agent shall have


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been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lender's removal of the retiring Agent, the retiring Agent may, on behalf of the Lenders appoint a successor Agent consented to by Borrower, which consent shall not be unreasonably withheld. Any successor Agent must be a bank (i) the senior debt obligations of which (or such bank's parent's senior debt obligations) are rated not less than Baa-1 by Moody's Investors Services, Inc. or a comparable rating by a rating agency acceptable to the Majority Lenders and (ii) which has total assets in excess of $10,000,000,000.00. Upon the acceptance of any appointment as Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent. Upon the acceptance of any appointment as Agent, such successor Agent shall confirm to Borrower, in writing, the agency fees to be paid to such successor Agent pursuant to Section 2.7(b).

     (b) In the event that Applicable Law imposes any restrictions on the identity of an agent such as the Agent or requires the appointment of any co-agent in connection therewith, the Agent may, in its discretion, for the purpose of complying with such restrictions, appoint one or more co-agents hereunder consented to by Borrower, which consent shall not be unreasonably withheld by Borrower. Any such Co-Agent(s) shall have the same rights, powers, privileges and obligations as the Agent and shall be subject to and entitled to the benefits of all provisions of this Agreement and the Loan Documents relative to the Agent but the appointment of a co-agent shall not increase the obligation of Borrower hereunder. In addition to any rights of the Majority Lenders set forth in Section 7.10(a) above, any such Co-Agent may be removed at any time by the Agent.

     SECTION 7.11 Consent and Approvals.

     (a) Each Lender has authorized and directed, and hereby authorizes and directs, Agent to enter into the Loan Documents other than this Agreement for the benefit of Lenders. Each Lender agrees that any action taken by Agent or the Majority Lenders (or, where required by the express terms of this Agreement, a greater proportion of Lenders) in accordance with the provisions of this Agreement or any Loan Document, and the exercise by Agent or the Majority Lenders (or, where so required, such greater proportion), of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Without limiting the generality of the foregoing, the Agent shall have the sole and exclusive right and authority to:

     (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with this Agreement and the Loan Documents;

     (ii) execute and deliver each Loan Document (other than this Agreement) and accept delivery of each such agreement delivered by the Borrower, any of its Subsidiaries, or any Property Owner;


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     (iii) act as collateral agent for the Lenders for all other purposes stated
therein;

     (iv) deliver notices, including notices of default, hereunder and under the other Loan Documents; and

     (v) except as may be otherwise specifically restricted by the terms of this Agreement or any other Loan Document, exercise all remedies given to the Agent or the Lenders under the Loan Documents, Applicable Law or otherwise.

     (b) Each of the following shall require the approval or consent of the Majority Lenders:

     (i) approval of any material amendment of the organizational documents of Borrower, Holdings I, Holdings II, CBL Properties, Inc., their respective Subsidiaries or any Property Owner prohibited by Section 6.1 hereof;

     (ii) approval of certain changes in executive officers otherwise prohibited by Section 6.1 hereof;

     (iii) acceleration of the Obligations following an Event of Default or rescission of such acceleration under Section 6.2(b) hereof;

     (iv) approval of the exercise of rights and remedies under the Loan Documents following an Event of Default;

     (v) removal of Agent and appointment of a successor under Section 7.10 hereof; and

     (vi) except as otherwise provided in Section 8.5, approval of any amendment, modification or termination of this Agreement.

     (c) In addition to the required consents or approvals referred to in
Section 7.11(b) above, Agent may at any time request instructions from the Majority Lenders with respect to any actions or approvals which, by the terms of this Agreement or of any of the Loan Documents, Agent is permitted or required to take or to grant without instructions from any Lenders, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Majority Lenders. Agent shall promptly notify each Lender at any time that the Majority Lenders have instructed Agent to act or refrain from acting pursuant hereto.

     (d) All communications from Agent to Lenders requesting Lenders determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender,


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(ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Agent by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten (10) Business Days after receipt of the request therefor by Agent (the "Lender Reply Period"). Unless a Lender shall give written notice to Agent that it objects to the recommendation or determination of Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of Majority Lenders or all Lenders, Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended to Lenders by Agent or such other course of action recommended by Majority Lenders or all Lenders, as the case may be, and each non-responding Lender shall be deemed to have concurred with such recommended course of action.

     SECTION 7.12 Agency Provisions Relating to Properties; Expenses.

     (a) Except as provided in this Agreement, Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Properties are cared for, protected or insured or are encumbered, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Agreement or in any of the Loan Documents, it being understood and agreed that in respect of the Properties, or in any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion.

     (b) Should Agent commence any proceeding or in any way seek to enforce its rights or remedies under the Loan Documents, each Lender, upon demand therefor from time to time, shall contribute its share (based on its Pro Rata Share) of the reasonable costs and/or expenses of any such enforcement or acquisition, including, but not limited to, fees of receivers or trustees, court costs, and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower. Without limiting the generality of the foregoing, each Lender shall contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Agent (including reasonable attorneys' fees and expenses) if Agent employs counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any of the Loan Documents, or the attempt to enforce any rights of Agent or any of Borrower's or any other party's obligations under any of the Loan Documents, but not with respect to any dispute between Agent and any other Lender(s). Any loss of principal and interest resulting from any Event of Default shall be shared by Lenders in accordance with their respective Pro Rata Shares. It is understood and agreed that in the event Agent determines it is necessary to engage counsel for Lenders from and after the occurrence of an Event of Default, said counsel shall be selected


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by Agent and written notice of such selection, together with a copy of such counsel's engagement letter and fee estimate, shall be delivered to Lenders.

     SECTION 7.13 Defaulting Lenders.

     (a) If a Lender fails or refuses to fund its Pro Rata Share of an Advance hereunder and each other Lender has funded its Pro Rata Share of such Advance, Borrower may request that the Agent deliver to such non-funding Lender a notice stating that unless such Lender funds such Advance within five (5) days of its receipt of such notice, such Lender shall be a Defaulting Lender. The Agent, upon receipt of such request, shall send such notice if either (i) the Agent determines that such Lender, by not funding its Pro Rata Share of such Advance, has defaulted in its obligations hereunder or (ii) Borrower has obtained a judgment from a court of competent jurisdiction that such non-funding Lender has breached it obligations to Borrower by failing to fund its Pro Rata Share of such Advance. Any determination made in good faith by the Agent pursuant to clause (i) above shall be conclusive and binding on Borrower and such Lender unless and until a judgment to contrary is obtained from a court of competent jurisdiction.

     (b) Once a Lender becomes a Defaulting Lender, the Agent shall notify the other Lenders of such occurrence, whereupon the Pro Rata Share of each of the other Lenders shall be recalculated to exclude the Pro Rata Share of such Defaulting Lender.

     (c) Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Share of any Advance which was previously a Non Pro Rata Advance, or such Lender is determined by a court of competent jurisdiction not to have defaulted in it obligations hereunder or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Non Pro Rata Advance, all of the Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal, interest and fees in respect of all Non Pro Rata Advances in which the Defaulting Lender has not funded its Pro Rata Share (such principal, interest and fees being referred to as "Senior Loans"). All amounts paid by Borrower and otherwise due to be applied to the Obligations owing to the Defaulting Lender pursuant to the terms hereof shall be distributed by Agent to the other Lenders in accordance with their respective Pro Rata Shares (recalculated for purposes hereof to exclude the Defaulting Lender's Total Commitment), until all Senior Loans have been paid in full. This provision governs only the relationship among Agent, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligation of Borrower to repay all Advances in accordance with the terms of this Agreement. The provisions of this section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of Majority Lenders or all Lenders.

     (d) Agent shall be entitled to (i) collect interest from such Lender for the period from the date on which the payment was due until the date on which the payment is made at the


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


Federal Funds Rate for each day during such period, (ii) withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Agreement, and (iii) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender shall indemnify, defend and hold Agent and each of the other Lenders harmless from and against any and all costs, expenses and liabilities plus interest thereon at the Default Rate set forth in the Loan Documents for funds advanced by Agent or any other Lender on account of the Defaulting Lender which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender's failure or refusal to abide by its obligations under this Agreement.

     (e) So long as any Lender is a Defaulting Lender, (i) the Defaulting Lender's outstanding portion of the Loan shall accrue interest during each month at a rate equal to the LIBOR Rate applicable to an Interest Period having a duration one-month and commencing on the first LIBOR Business Day of such month; and (ii) at the request of Borrower, all interest and fees payable to such Defaulting Lender shall be placed by the Agent in a cash collateral account and held as security for the Obligations owed to all of the Lenders and such interest and fees shall not be paid to such Defaulting Lender until such time as either (A) the other Lenders have been paid in full or (B) such Lender is no longer a Defaulting Lender; provided, however, if such Lender has been found to be a Defaulting Lender pursuant to a judgment of a court of competent jurisdiction that such non-funding Lender has breached its funding obligations hereunder and such judgment is not a final, non-appealable judgment, then until Borrower obtains such a final, non-appealable judgment that such non-funding Lender is in breach of its funding obligations hereunder, Borrower shall continue to pay interest on the Defaulting Lender's portion of the outstanding Loan at the rate applicable to the other Lenders' portion of the outstanding Loan and the Agent shall, at the request of Borrower, deposit the excess of such interest over the interest payable at the rate set forth in clause (i) above into a cash collateral account, held as security for the Obligations owed to all of the Lenders and paid (x) to the Borrower, if such non-funding Lender is determined, in a final, non-appealable judgment from a court of competent jurisdiction to have breached its funding obligations hereunder, or (y) to such non-funding Lender, if such non-funding Lender is determined, in a final, non-appealable judgment from a court of competent jurisdiction not to have breached its funding obligations hereunder.

     (f) A Defaulting Lender shall cease to be a Defaulting Lender upon (i) the payment by such Defaulting Lender to the Agent, for the benefit of the Agent and the Lenders, as appropriate, of its Pro Rata Share (determined without giving affect to any recalculation thereof as a result of such Lender being a Defaulting Lender) of an amount equal to the amount of each Advance which was previously a Non Pro Rata Advance plus all other amounts required to be paid or funded by Lenders hereunder since the date such Lender became a Defaulting Lender and for which such Defaulting Lender has not paid or funded its Pro Rata Share, (ii) any judgment that such non-funding Lender has breached its obligations to Borrower in respect of such Non Pro Rata Advance is reversed or vacated for any reason; or (iii) the Agent and all other Lenders receiving payment in full (whether by repayment or prepayment) of the principal and interest due in respect of all such Non Pro Rata Advances and all such other amounts.


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


     (g) In the event a non-funding Lender is designated as a Defaulting Lender as a result of a judgment that such non-funding Lender has breached its obligations to Borrower in respect of such Non Pro Rata Advance and such judgment is subsequently reversed for any reason, then (i) such Lender shall no longer be a Defaulting Lender, (ii) the Pro Rata Share of each Lender shall be adjusted to include the Total Commitment of such Lender, (iii) such Lender shall be entitled to immediate payment of any and all amounts owed to it and held in any cash collateral account established pursuant to Section 7.13; (iv) the Borrower shall, within three (3) Business Days, repay to the Agent, for the benefit of the other Lenders, the aggregate amount by which the outstanding Advances made by each Lender exceeds such Lender's Pro Rata Share of the Loan (giving effect to the recomputation of Pro Rata Share pursuant to clause (ii) above); and (v) such Lender shall have the right to recover from Borrower any damages that such Lender may have suffered as a result of having been categorized as "Defaulting Lender" and (vi) such Lender shall have such other remedies against Borrower as it may have under this Agreement, at law or in equity.

     SECTION 7.14 Borrower Not a Beneficiary. The provisions of this Article 7 are solely for the benefit of the Agent and the Lenders and neither the Borrower nor any Affiliate of the Borrower shall have any right to rely on or enforce any of the provisions hereof; provided, however, that the Borrower shall have the rights granted to it in subsections (a), (b), (e) and (f) of Section 7.13 hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as the agent of the Lenders and does not assume and shall not be deemed to have assumed any obligations or relationship of agency, trustee or fiduciary with or for the Borrower or any Affiliate of the Borrower. Lenders represent to Borrower that, other than letter agreements relating to the payment of fees and letters committing to participate as a Lender, the Loan Documents contain as of the date hereof all of the written agreements establishing the relationships between the Agent and the Lenders and among the Lenders in connection with the Loan.

                                    ARTICLE 8

                                  MISCELLANEOUS

     SECTION 8.1 Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given if mailed by first-class United States mail, postage prepaid, registered or certified with return receipt requested, if sent by national overnight courier providing documentation of receipt, if delivered in person to the intended addressee or if sent by prepaid telegram, telex or telecopy, with a copy of such telegram, telex or telecopy sent by mail, overnight courier or personal delivery as aforesaid. Notice so mailed shall be effective three (3) Business Days after its deposit (provided however, that any Notice of Borrowing or Rate Selection Notice so mailed shall be effective only if and when received by Agent). Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of the parties shall be as set forth on the signature pages hereto; provided, however, that any party shall have the right to change its address for notice hereunder to any other location within the


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continental United States by the giving of thirty (30) days' notice to the other parties in the manner set forth hereinabove.

     SECTION 8.2 No Waiver. Any failure by Agent or any Lender to insist, or any election by Agent or any Lender not to insist, upon strict performance by Borrower or its Affiliates of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same or of any other term, provision or condition thereof, and Agent and the Lenders shall have the right at any time or times thereafter to insist upon strict performance by Borrower and its Affiliates of any and all such terms, provisions and conditions. No delay or omission by Agent or any Lender to exercise any right, power or remedy accruing upon any Default or Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Default or Event of Default, or acquiescence therein, and every right, power and remedy given by this Agreement to Agent or any Lender may be exercised from time to time and as often as may be deemed expedient by Agent or any Lender. No consent or waiver, expressed or implied, by Agent or any Lender to or of any Default or Event of Default by Borrower or its Affiliates in the performance of the Obligations of Borrower and its Affiliates hereunder or to any other Event of Default shall be deemed or construed to be a consent or waiver to or of any other Default or Event of Default in the performance of the same or any other Obligations of Borrower or its Affiliates hereunder. Failure on the part of Agent or any Lender to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Agent or any such Lender of its rights hereunder or impair any rights, powers, or remedies of Agent or any Lender hereunder.

     SECTION 8.3 Expenses; Documentary Taxes; Withholding Taxes;
Indemnification.

     (a) Borrower agrees to reimburse the Agent for all of the Agent's reasonable costs and expenses incurred in connection with the development, preparation, execution, delivery, modification or amendment of this Agreement, the Notes and the Loan Documents, including reasonable audit costs, appraisal costs, the cost of searches, filings and filing fees, taxes and the fees and disbursements of Agent's attorneys, Messrs. Troutman Sanders and any counsel retained by them. Borrower further agrees to reimburse the Agent and each Lender for all reasonable third-party costs and expenses incurred by the Agent or such Lender (including attorneys' fees and disbursements provided that, if outside counsel is not used by the Agent, the allocated cost of in-house counsel of Agent shall be deemed to be a third-party cost and expense) from and after the occurrence of a Default to: (i) commence, defend or intervene in any court proceeding; (ii) file a petition, complaint, answer, motion or other pleading, or to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) relating to the Properties or this Agreement, the Notes or any of the Loan Documents; and (iii) enforce any of the Agent's and the Lenders' rights to collect any of the Obligations.

     (b) Borrower also agrees to pay, and to save harmless the Agent and the Lenders from any delay in paying, any intangibles, documentary stamp and other taxes (but excluding Excluded Taxes), if any, which may be payable in connection with the execution and delivery of this Agreement, the Notes or any of the Loan Documents, or in any modification hereof or thereof.

     (c) Each Lender organized under the laws of a jurisdiction other than the United States of America agrees to deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Internal Revenue Code, correctly completed and executed such Lender establishing that such payment is not subject to United States federal withholding tax under the Internal Revenue Code because such payment is either effectively connected with the conduct by such Lender of a trade or business in the United States or totally exempt from United States federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender is otherwise exempt.

     (d) Borrower agrees to indemnify Agent and each Lender, their respective Affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Loan Documents or any actual or proposed use of proceeds of the Loan hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

     SECTION 8.4 Waiver of Set-Offs; Sharing of Set-Offs. (a) Each Lender hereby waives any right of set-off against the Obligations it has with respect to any deposit account of Borrower, its Subsidiaries or Affiliates maintained with such Lender or any other account or property of Borrower, its Subsidiaries or its Affiliates held by such Lender; provided however, that the within waiver is not intended, and shall not be deemed, to waive any right of set-off (i) any Lender has with respect to any account required to be maintained pursuant to this Agreement or any other Loan Document or (ii) arising other than pursuant to this Agreement or the other Loan Documents.

     (b) As to any set-off permitted pursuant to Section 8.4(a) above, each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Obligations held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to the Obligations held by such other Lender, such Lender receiving such proportionately greater payment shall promptly purchase such participation in the Obligations held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Obligations held by Lenders shall be shared by Lenders based upon each Lender's Pro Rata Share; provided that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of Borrower other than the Obligations. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower in the amount of such participation.

     SECTION 8.5 Amendments and Waivers.

     (a) No amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Majority Lenders (after notice to all Lenders) and Borrower (except for amendments which by the express terms of this Agreement do not require the consent of Borrower), and (b) no termination or waiver of any provision of this Agreement, or consent to any departure by Borrower therefrom (except as expressly provided in Section 8.5(a)(v) below with respect to waivers of late fees), shall in any event be effective without the written concurrence of the Majority Lenders (after notice to all Lenders), which Majority Lenders shall have the right to grant or withhold at their sole discretion; provided, however, that the following amendments, modifications or waivers shall require the consent of all Lenders:

     (i) increasing or decreasing the Total Commitment of any Lender (except for ratable decreases in the Revolving Commitments by Borrower pursuant to Section 2.1);

     (ii) changing the principal amount of the Loan (except that no approval shall be required for reductions in the amount of the Loan resulting from repayments)or final maturity of the Loan (except for extensions pursuant to
Section 2.10 or acceleration pursuant to Section 6.2);

     (iii) reducing the interest rates applicable to the Loan;

     (iv) reducing the rates on which fees payable pursuant hereto are determined;

     (v) forgiving or delaying any amount payable or receivable under Article 2 or waiving any Default or Event of Default in respect thereof;

     (vi) changing the definition of "Majority Lenders" or "Pro Rata Share";

     (vii) changing any provision contained in this Section 8.5;

     (viii) releasing any obligor under any Loan Document, unless such release is otherwise required or permitted by the terms of this Agreement;

     (ix) consent to assignment by Borrower of all of its duties and Obligations hereunder pursuant to Section 8.6; or

     (x) any amendment to or modification of Section 5.12, or to the definition of "Leverage Ratio," "Total Obligations" or "Gross Asset Value" or to any other definition or other provision of this Agreement which would affect the calculation of the Leverage Ratio.

provided, further, any amendment, waiver or modification of the provisions of
Article 7 (other than subsections (a), (b), (e), (f) and (g) of Section 7.13) may be made without the consent of the Borrower. Agent agrees to provide Borrower with notice of any such amendment, waiver or modification; provided, however, that the failure to give such notice shall not invalidate such amendment, waiver or modification.

     No amendment, modification, termination or waiver of any provision of
Article 7 or any other provision referring to Agent shall be effective without the written concurrence of Agent, but only if such amendment, modification, termination or waiver alters the obligations or rights of Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 8.5 shall be binding on each assignee, transferee or recipient of Agent's or any Lender's Total Commitment under this Agreement or the Advances at the time outstanding.

     SECTION 8.6 Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

     (b) Any Lender may, in accordance with applicable law, at any time sell to one or more banks or other institutions (each a "Participant") participating interests in any Advances owing to such Lender, the Note held by such Lender, the Total Commitment held by such Lender hereunder or any other interests of such Lender hereunder. Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.5, 8.3(c) and 8.7 hereof with respect to its participation; provided that no Participant shall be entitled to receive any greater amount pursuant to such Section than such Lender would have been entitled to receive in respect of the amount of the participation transferred by such Lender to such Participant had no such transfer occurred. In no event shall a Lender that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder, under such Lender's Note or in respect of such Lender's Total Commitment except that such Lender may agree that it will not, without the consent of the Participant, agree to (i) the increase or extension of the term, or the extension of the time or waiver of any requirement for the reduction or termination, of such Lender's Total Commitment, (ii) the extension of any date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fees payable to the Participant,
(iii) the reduction of any payment of principal thereof, or (iv) the reduction of the rate at which either interest is payable thereon to a level below the rate at which the Participant is entitled to receive interest in respect of such participation.

     (c) Each Lender may at any time assign, pursuant to an assignment substantially in the form of Exhibit G attached hereto and incorporated herein by reference, with (unless such assignment is to an existing Lender or to an Affiliate of any such Lender) the consent of the Agent and the Borrower (not to be unreasonably withheld or delayed, and provided that Borrower's consent shall not be required if, at the time of such assignment, any monetary Default or monetary Event of Default is in existence hereunder or under the Notes or any other Loan Document) to one or more banks or other institutions (in either case, an "Assignee") all or any part of any Advances owing to such Lender, the Note held by such Lender, the Total Commitment held by such Lender or any other interest of such Lender hereunder; provided, however, that (i) each such assignment by a Lender shall be made in such manner so that the same portion of its Advances, Notes and Total Commitment is assigned to the Assignee and (ii) unless Borrower and the Agent consent otherwise, and except in the case of an assignment to another Lender, any partial assignment of a Lender's Total Commitment shall be in a minimum principal amount of $10,000,000.00, and (iii) at all times prior to its resignation or replacement, Agent's Total Commitment shall be equal to or greater than the Total Commitment of each other Lender. Without restricting the right of Borrower or Agent to reasonably object to any bank or financial institutional becoming an assignee of an interest of a Lender hereunder, each proposed assignee must be an existing Lender or a bank or financial institution which (i) has (or, in the case of a bank which is a subsidiary, such bank's parent has) a rating of its senior debt obligations of not less than Baa-1 by Moody's Investors Services, Inc. or a comparable rating by a rating agency acceptable to Agent and (ii) has total assets in excess of $10,000,000,000.00. Borrower and the Lenders agree that, to the extent of any assignment, the Assignee shall be deemed to have the same rights and benefits with respect to Borrower under this Agreement and the Notes as it would have had if it were a Lender hereunder on the date hereof with respect to its Pro Rata Share and the assigning Lender shall be released from its Total Commitment hereunder, to the extent of such assignment. Upon the making of an assignment, the assigning Lender shall pay to the Agent an assignment fee of $2,500, unless the Assignee is an Affiliate of the assigning Bank, in which case no such assignment fee shall be due.

     (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 8.6, any Lender may assign and pledge all or any portion of its Advances and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

     (e) Borrower authorizes each Lender to disclose to any Participant or Assignee ("Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning Borrower which has been delivered to such Lender by Borrower or the Agent pursuant to this Agreement or which has been delivered to such Lender by Borrower in connection with such Lender's credit evaluation of Borrower prior to entering into this Agreement.

     (f) Any Lender, at such Lender's sole cost and expense, shall be entitled to have the Notes held by it subdivided in connection with a permitted assignment of all or any portion of such Notes and the respective Advances evidenced thereby pursuant to Section 8.6(c) above. Any Lender, which by reason of an assignment pursuant to Section 8.6(c) hereof or otherwise, has or would have more than one (1) Term Note or more than one (1) Revolving Note hereunder


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


shall be entitled to have such Term Notes and/or Revolving Notes consolidated into a single Term Note and a single Revolving Note. In the case of any such subdivision or consolidation, the new Notes (the "New Notes") issued in exchange for a Note or Notes (the "Old Note(s)") previously issued hereunder (i) shall be substantially in the form of Exhibits C and D hereto, as appropriate, (ii) shall be dated the date of such assignment or of the most recent Note held by such Lender, as the case may be, (iii) shall be otherwise duly completed and (iv) shall bear a legend, to the effect that such New Note is issued in exchange for such Old Note(s) and that the indebtedness represented by such Old Note(s) shall not have been extinguished by reason of such exchange.

     (g) Borrower will use reasonable efforts to cooperate with Agent and Lenders in connection with the assignment of interests under this Agreement or the sale of participations herein.

     SECTION 8.7 Capital Adequacy. If, after the date hereof, any Lender shall have determined that either (i) the adoption or implementation of any applicable law, rule, regulation or guideline of general applicability regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) compliance by such Lender (or any lending office of such Lender) with any request or directive of general applicability regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its or Borrower's obligations hereunder to a level below that which such Lender could have achieved but for such adoption, implementation, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten (10) days after demand by such Lender, which demands shall include a calculation and a reference to the applicable law, rule or regulation, Borrower shall pay to such Lender such additional amount of amounts as will adequately compensate such Lender for such reduction. Such Lender will use good faith and reasonable efforts to designate a different lending office for such Lender's Advances if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender. Each Lender shall notify the Agent and the Borrower of any event occurring after the date of this Agreement entitling such Lender to compensation under this Section 8.7 within 45 days, after such Lender obtains actual knowledge thereof; provided that if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 8.7 in respect of any costs resulting from such event, only be entitled to payment for costs incurred from and after the date 45 days prior to the date that such Lender gives such notice. A certificate of such Lender claiming compensation under this
Section 8.7 and setting forth the additional amount of amounts to be paid to it hereunder, together with the description of the manner in which such amounts have been calculated, shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.


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


     SECTION 8.8 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 8.9 Notice of Final Agreement. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

     SECTION 8.10 Invalid Provisions. Any provision of any Loan Document held by a court of competent jurisdiction to be illegal, invalid or unenforceable shall not invalidate the remaining provisions of such Loan Document which shall remain in full force and effect and the effect thereof shall be confined to the provision held invalid or illegal.

     SECTION 8.11 Maximum Rate. Regardless of any provision contained in any of the Loan Documents, Lenders shall never be entitled to receive, collect or apply as interest (whether termed interest herein or deemed to be interest by operation of law or judicial determination) on the Obligations any amount in excess of interest calculated at the Maximum Rate, and, in the event that any Lender ever receives, collects or applies as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligations are paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds interest calculated at the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; and (iii) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations; provided that, if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds interest calculated at the Maximum Rate, Lenders shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Obligations and, in such event, Lenders shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of interest calculated at the Maximum Rate.

     SECTION 8.12 Limitation Upon Liability. Limitation Upon Liability. Subject to the exceptions and qualifications described below, the partners, directors, officers, shareholders, members, unit holders, and employees of Borrower and Guarantors (the "Exculpated Parties") shall not be personally liable for the payment of the Loan. Notwithstanding the foregoing provisions of this paragraph:
(a) if a Default occurs, nothing hereinabove stated shall in any way prevent or hinder the Agent or the Lenders in the enforcement or foreclosure of any liens, security agreements, or other pledges of collateral (including, without limitation, assignments of partnership interests and other ownership interests) securing the payment of the Loan, or in the pursuit or enforcement of any remedy or judgment against Borrower, any Guarantor, and its or their assets; and (b) each of the Exculpated Parties which is not an individual (i.e., which is a corporation, partnership, joint venture, limited liability company, or other similar entity) shall be fully liable to the Agent and the Lenders to the same extent that the Exculpated Parties would be liable absent the foregoing provisions of this paragraph: (i) for fraud or willful misrepresentation by an Exculpated Party or its Affiliates (to the full extent of losses suffered by the Agent or the Lenders by reason of such fraud or willful misrepresentations); (ii) for the retention of any income in excess of operating expenses of the Property arising with respect to any Property collected after Agent has given Borrower any notice that Borrower is in default under any of the Loan Documents and that the Agent has exercised its option to accelerate the maturity of the Loan, or to exercise any of the rights, remedies and recourses of the Agent or the Lenders under the Loan Documents (to the full extent of the income in excess of such operating expenses collected after the giving of any such notice); and (iii) for the fair market value, as of the time of the giving of any notice referred to in (ii) above, of any personalty, fixtures or other assets removed or disposed of after the giving of any notice referred to in (ii) above.

     SECTION 8.13 Course of Dealing. Borrower and Lenders mutually agree that each shall proceed at all times in good faith and in a commercially reasonable manner in the performance of its obligations and in the exercise of its judgment or discretion hereunder and under the other loan documents.

     SECTION 8.14 Treatment of Certain Information; Confidentiality.

     (a) Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and Borrower hereby authorizes each Lender to share any information delivered to such Lender by Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate, it being understood that any such Subsidiary or Affiliate receiving such information shall be bound by the provisions of clause
(b) below as if it were a Lender hereunder.

     (b) Each Lender agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by Borrower pursuant to this Agreement which is identified by Borrower as being confidential at the time the same is delivered to the Lenders, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders, (iii) to bank examiners, auditors or accountants, (iv) to any other Lender, (v) in connection with any litigation to which any one or more of the Lenders is a party (provided, that each such Lender will promptly notify Borrower of such litigation and of such proposed disclosure prior to the disclosure of such information (unless prohibited from doing so by the relevant court)) or (vi) to any Transferee (or prospective Transferee) so long as such


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


Transferee (or prospective Transferee) first executes and delivers to the respective Lender a Confidentiality Agreement containing substantially the term of this Section 8.14.

     SECTION 8.15 Conflict of Terms. In the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of any of the other Loan Documents, the terms of this Agreement shall govern.

     SECTION 8.16 Governing Law; Submission to Jurisdiction. THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA. BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA AND OF ANY GEORGIA STATE COURT SITTING IN ATLANTA, GEORGIA FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     SECTION 8.17 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT, ANY NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                                ----------------
                                    Initials

     SECTION 8.18 Replacement of Notes. In the event of the loss, theft, destruction, total or partial obliteration, mutilation or inappropriate cancellation of any Note, or the placement of any inappropriate marking upon any Note, and in the case of any such loss, theft, destruction or total obliteration, upon delivery of an indemnity agreement reasonably satisfactory to Borrower or, in the case of any such partial obliteration, mutilation, inappropriate cancellation or inappropriate marking, upon surrendering and cancellation of such Note, Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to such Note and dated as of the date of such Note and upon such execution and delivery all references in this Agreement to Notes shall be deemed to include such replacement Note.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        "Borrower"

                                        CBL & ASSOCIATES LIMITED PARTNERSHIP

                                        By: CBL Holdings I, Inc.
                                            as General Partner

                                        By:_______________________________
                                        Name: ____________________________
                                        Title:____________________________



                                        Address for Notices:
                                        --------------------

                                        CBL & Associates Limited Partnership
                                        c/o CBL & Associates Properties, Inc.
                                        One Park Place
                                        6148 Lee Highway
                                        Chattanooga, Tennessee  37421
                                        Attn: President
                                        Telecopy Number:  (615) 490-8662

                                        with a copy to:

                                        CBL & Associates Properties, Inc.
                                        One Park Place
                                        6148 Lee Highway
                                        Chattanooga, Tennessee  37421
                                        Attn: Mary Ann Sinnott, Esq.
                                        Telecopy Number:  (615) 490-8662

                        Signatures Continued on Next Page

                     Signatures Continued from Previous Page

                                        "Agent" and "Lender"
Total Commitment:
----------------
$______________                         WELLS FARGO BANK, NATIONAL ASSOCIATION
Term Commitment:

$--------------
                                        By:_______________________________
Revolving Commitment:                   Name: ____________________________
--------------------                    Title:____________________________
$__________________


                                        Wells Fargo Bank, National Association
                                        2859 Paces Ferry Road, Suite 1805
                                        Atlanta, Georgia  30339
                                        Attn: Loan Administration Manager
                                        Telecopy Number: (770) 435-2262

                                        with copies to:

                                        Wells Fargo Bank, National Association
                                        555 Montgomery Street, 17th Floor
                                        San Francisco, California  94111
                                        Attn:    Cynthia Wilusz Lovell
                                        Telecopy Number:  (415) 975-7995

                                        Wells Fargo Bank, National Association
                                        2030 Main Street, Suite 800
                                        Irvine, California  92714
                                        Attn: Jim Furuyama
                                        Telecopy Number:  (714) 261-0946

                                        Troutman Sanders LLP
                                        Suite 5200
                                        600 Peachtree Street
                                        Atlanta, Georgia  30308-2216
                                        Attn:  Larry E. Gramlich, Esq.
                                        Telecopy Number: (404) 962-6573


                        Signatures Continued on Next page

                     Signatures Continued from Previous Page

Total Commitment:                       "Lender"
----------------
$--------------
                                        FLEET NATIONAL BANK
Term Commitment:
---------------
$--------------
                                        By:_______________________________
Revolving Commitment:                   Name: ____________________________
--------------------                    Title:____________________________
$__________________


                                        Fleet National Bank
                                        Mail Stop MA BO FIIC
                                        75 State Street
                                        Boston, Massachusetts  02109
                                        Attention:  Aron Levine
                                        Telecopy Number:  (617) 346-3220







                        Signatures Continued on Next Page


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


                     Signatures Continued from Previous Page

Total Commitment:__________             "Lender"
----------------
$-----------------
                                        U.S. BANK NATIONAL ASSOCIATION
Term Commitment:
---------------
$______________                         By:_______________________________
                                        Name: ____________________________
Revolving Commitment:                   Title:____________________________
--------------------
$------------------


                                        U.S. Bank National Association
                                        U.S. Bank Place
                                        MPF P0509
                                        601 Second Avenue, South
                                        Minneapolis, Minnesota  55402-4302
                                        Attn:  Mike Raarup
                                        Telecopy Number:  (612) 973-0830






                        Signatures Continued on Next Page


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



                     Signatures Continued from Previous Page

Total Commitment___________             "Lender"
----------------
$---------------
                                        COMMERZBANK AG, NEW YORK AND
Term Commitment:___________             GRAND CAYMAN BRANCHES
---------------
$--------------
                                        By:________________________________
Revolving Commitment:                   Name: _____________________________
--------------------                    Title:_____________________________
$__________________

                                        Attest:____________________________
                                        Name:______________________________
                                        Title:_____________________________


                                        Commerzbank AG
                                        2 World Financial Center
                                        New York, NY  10281
                                        Attention:  Marcus Perry
                                        Telecopy Number:  (212) 266-7565






                        Signatures Continued on Next Page

                     Signatures Continued from Previous Page

Total Commitment: _________             "Lender"
----------------
$--------------
                                        KEYBANK NATIONAL ASSOCIATION
Term Commitment:
---------------
$--------------
                                        By:_______________________________
Revolving Commitment:                   Name: ____________________________
--------------------                    Title:____________________________
$__________________


                                        KeyBank National Association
                                        127 Public Square, 6th Floor
                                        Cleveland, OH  44114-1306
                                        Attention:  Dan Heberle
                                        Telecopy Number:  (216) 689-4997

                                    EXHIBIT E

                            FORM OF EXTENSION NOTICE

                             ______________ __, 200_

Wells Fargo Bank, National Association
2859 Paces Ferry Road
Suite 1805
Atlanta, Georgia  30339
Attention: ________________

Ladies and Gentlemen:

     Reference is made to that certain Loan Agreement dated as of ____________ ___, 2001, (the "Loan Agreement"), by and among CBL & Associates Limited Partnership (the "Borrower"), Wells Fargo Bank, National Association, Fleet National Bank, U.S. Bank, National Association, CommerzBank AG, New York and Grand Cayman Branches, and Keybank National Association, and their assignees under Section 8.6 thereof ("Lenders") and Wells Fargo Bank, National Association, as Agent (the "Agent"). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Loan Agreement.

     Pursuant to Section ____ of the Loan Agreement, the Borrower hereby gives notice to the Agent and Lenders that it is exercising, and does hereby exercise, its option to extend the current Maturity Date of _____________ __, 200__ by a one-year period to _________________ __, 200__, said extension being subject to satisfaction of the conditions set forth in Section 2.10 of the Loan Agreement.

     The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof (a) no Default or Event of Default has occurred and is continuing, and (b) the representations and warranties of the Borrower contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects, except to the extent such representations or warranties specifically relate to an earlier date or such representations or warranties become untrue by reason of events or conditions otherwise permitted under the Loan Agreement or the other Loan Documents.

                                        CBL & ASSOCIATES LIMITED PARTNERSHIP

                                        By: CBL Holdings I, Inc., as General
                                            Partner

                                        By:_______________________________
                                            Name: ________________________
                                            Title: _______________________

                                        Attest:___________________________
                                            Name: ________________________
                                            Title:  ______________________

                                 SCHEDULE 1.1(a)

                                   GUARANTORS

CBL/J I, LLC, a Delaware limited liability company, CBL/J II, LLC, a Delaware limited liability company; CBL/Brookfield I, LLC, a Delaware limited liability company; CBL/Brookfield II, LLC, a Delaware limited liability company; CBL/Fayette I, LLC, a Delaware limited liability company; CBL/Fayette II, LLC, a Delaware limited liability company; CBL/Cary I, LLC, a Delaware limited liability company; CBL/Cary II, LLC, a Delaware limited liability company; CBL/Madison I, LLC, a Delaware limited liability company; CBL/Columbia I, LLC, a Delaware limited liability company; CBL/Jefferson I, LLC, a Delaware limited liability company; CBL/Jefferson II, LLC, a Delaware limited liability company; CBL/Citadel I, LLC, a Delaware limited liability company; CBL/Citadel II, LLC, a Delaware limited liability company; CBL/Eastgate I, LLC, a Delaware limited liability company; CBL/Eastgate II, LLC, a Delaware limited liability company; CBL/Kentucky Oaks, LLC, a Delaware limited liability company; CBL/Midland I, LLC, a Delaware limited liability company; CBL/Midland II, LLC, a Delaware limited liability company; CBL/Northwoods I, LLC, a Delaware limited liability company; CBL/Northwoods II, LLC, a Delaware limited liability company; CBL/Old Hickory I, LLC, a Delaware limited liability company; CBL/Old Hickory II, LLC, a Delaware limited liability company; CBL/Regency I, LLC, a Delaware limited liability company CBL/Regency II, LLC, a Delaware limited liability company; CBL/Towne Mall I, LLC, a Delaware limited liability company; CBL/Towne Mall II, LLC, a Delaware limited liability company; CBL/Wausau I, LLC, a Delaware limited liability company; CBL/Wausau II, LLC, a Delaware limited liability company; CBL/Wausau III, LLC, a Delaware limited liability company; CBL/Wausau IV, LLC, a Delaware limited liability company; CBL/Parkdale, LLC, a Texas limited liability company; CBL/Weston I, LLC, a Delaware limited liability company; CBL/Weston II, LLC, a Delaware limited liability company; Brookfield Square Joint Venture, an Ohio general partnership; Lexington Joint Venture, an Ohio general partnership;
JG Winston-Salem, LLC, an Ohio limited liability company;
JG Saginaw, LLC, an Ohio limited liability company; CBL/CherryVale I, LLC, a Delaware limited liability company; Charleston Joint Venture, an Ohio general partnership;
North Charleston Joint Venture, an Ohio general partnership; Old Hickory Mall Venture, a Tennessee general partnership;

JG Randolph LLC, an Ohio limited liability company;
Jefferson Mall Company, an Ohio limited partnership;
Eastgate Company, an Ohio general partnership;
Midland Venture Limited Partnership, a Michigan limited partnership;
Racine Joint Venture, an Ohio general partnership;
Towne Mall, an Ohio general partnership;
Wausau Joint Venture, an Ohio general partnership;
Wausau Penney Investor Joint Venture, an Ohio general partnership;
Parkdale Mall Associates, a Texas limited partnership; and Weston Management Company Limited Partnership, a Delaware limited partnership.

847345.9

                                 SCHEDULE 1.1(b)

                                    INTERESTS

Brookfield Square Joint Venture, an Ohio general partnership;
Lexington Joint Venture, an Ohio general partnership;
Cary Venture Limited Partnership, a Delaware limited partnership;
JG Winston-Salem, LLC, an Ohio limited liability company;
Madison Joint Venture, an Ohio general partnership;
Columbia Joint Venture, an Ohio general partnership;
Jefferson Mall Company, an Ohio limited partnership;
JG Saginaw, LLC, an Ohio limited liability company;
Parkdale Mall Associates, a Texas limited partnership;
CBL/Cherryvale I, LLC, a Delaware limited liability company;
Charleston Joint Venture, an Ohio general partnership;
Eastgate Company, an Ohio general partnership;
Kentucky Oaks Mall Company, an Ohio limited partnership;
Midland Venture Limited Partnership, a Michigan limited partnership;
North Charleston Joint Venture, an Ohio general partnership;
Old Hickory Mall Venture, a Tennessee general partnership;
JG Randolph LLC, an Ohio limited liability company;
Racine Joint Venture, an Ohio general partnership;
Towne Mall, an Ohio general partnership;
Wausau Joint Venture, an Ohio general partnership;
and Wausau Penney Investor Joint Venture, an Ohio general partnership.
Weston Management Company Limited Partnership, a Delaware limited partnership

                                 SCHEDULE 1.1(c)

                                   PROPERTIES

Brookfield Square Mall, Brookfield, Waukesha County, Wisconsin; Fayette Mall, Lexington, Fayette County, Kentucky;
Cary Towne Center, Cary, Wake County, North Carolina;
Hanes Mall, Winston-Salem, Forsyth County, North Carolina;
East Towne Mall, Madison, Dane County, Wisconsin;
West Towne Mall, Madison, Dane County, Wisconsin;
Columbia Mall, Columbia, Richland County, South Carolina; Jefferson Mall, Louisville, Jefferson County, Kentucky;
Fashion Square Mall, Saginaw, Saginaw County, Michigan; Parkdale Mall, Beaumont, Jefferson County, Texas;
Cherryvale Mall, Rockford, Winnebago County, Illinois;
Citadel Mall, Charleston, Charleston County, South Carolina; Eastgate Mall, Cincinnati, Clermont County, Ohio;
Kentucky Oaks Mall, Paducah, McCracken County, Kentucky; Midland Mall, Midland, Midland County, Michigan;
Northwoods Mall, Charleston, Charleston County, South Carolina; Old Hickory Mall, Jackson, Madison County, Tennessee;
Randolph Mall, Asheboro, Randolph County, North Carolina; Regency Mall, Racine, Racine County, Wisconsin;
Towne Mall, Middletown, Warren County, Ohio; and
Wausau Center, Wausau, Marathon County, Wisconsin.

                                  Schedule 4.7
                                  ------------

                     Phase I Environmental Site Assessments
                     --------------------------------------

Property                       Consultant                         Report Date

Brookfield Square Mall         Criterium Engineers                7/28/00

Cary Towne Center              Criterium Engineers                7/28/00

Cherryvale Mall                Criterium Engineers                7/28/00

Citadel Mall                   Criterium Engineers                7/28/00

Columbia Mall                  Criterium Engineers                7/28/00

Eastgate Mall                  Criterium Engineers                7/28/00

East Towne Mall                Criterium Engineers                7/28/00

Fashion Square Mall            Criterium Engineers                7/28/00

Fayette Mall                   Criterium Engineers                7/28/00

Hanes Mall                     Criterium Engineers                7/28/00

Jefferson Mall                 Criterium Engineers                7/28/00

Kentucky Oaks Mall             Criterium Engineers                7/28/00

Midland Mall                   Criterium Engineers                7/28/00

Northwoods Mall                Criterium Engineers                7/28/00

Old Hickory Mall               Criterium Engineers                7/28/00

Parkdale Mall                  Criterium Engineers                7/28/00

Randolph Mall                  Criterium Engineers                7/28/00

Regency Mall                   Criterium Engineers                7/28/00

Towne Mall                     Criterium Engineers                7/28/00

Wausau Center                  Criterium Engineers                7/28/00

West Towne Mall                Criterium Engineers                7/28/00

                                  SCHEDULE 6.3

             REQUIRED PRINCIPAL PAYMENT AND REDUCTION IN COMMITMENTS
                   UPON REMOVAL OF PROPERTY UNDER SECTION 6.3
                                              Column I                               Column II
                                        REQUIRED PRINCIPAL                          REDUCTION IN
                                        PAYMENT AND REDUCTION                       REVOLVING
PROPERTY                                IN TERM COMMITMENTS                         COMMITMENTS
Brookfield Square Mall                  $     3,058,000.00                      $     7,327,000.00

Cary Towne Center                       $     9,110,000.00                      $     4,477,000.00
Cherryvale Mall                         $     3,915,000.00                      $     6,928,000.00
Citadel Mall                            $    10,585,000.00                      $     6,311,000.00
Columbia Mall                           $     3,672,000.00                      $     5,808,000.00
East & West Towne Mall; W. Towne
    Crossing                            $     2,455,000.00                      $     8,379,000.00
Eastgate Mall & Eastgate Crossing
                                        $     2,462,000.00                      $     4,917,000.00
Fashion Square Mall                     $     2,655,000.00                      $     6,237,000.00
Fayette Mall                            $     5,785,000.00                      $     4,596,000.00
Hanes Mall                              $     7,154,000.00                      $    10,828,000.00
Jefferson Mall                          $     4,273,000.00                      $     4,878,000.00
Kentucky Oaks Mall                            ------------                      $       181,000.00
Midland Mall                            $     1,134,000.00                      $       452,000.00
Northwoods Mall                         $     3,179,000.00                      $     5,813,000.00
Old Hickory Mall                        $     2,188,000.00                      $     4,072,000.00
Parkdale Mall                           $     5,848,000.00                      $     7,503,000.00
Randolph Mall                           $    15,288,000.00                      $     3,802,000.00
Regency Mall                            $     5,990,000.00                      $     6,547,000.00
Towne Mall                              $    19,499,000.00                      $     1,326,000.00
Wausau Center                           $     1,851,000.00                      $     1,517,000.00

                                  SCHEDULE 6.5

             REQUIRED PRINCIPAL PAYMENT AND REDUCTION IN COMMITMENTS
                   UPON REMOVAL OF PROPERTY UNDER SECTION 6.5

                                              Column I                               Column II
                                        REQUIRED PRINCIPAL                          REDUCTION IN
                                        PAYMENT AND REDUCTION                       REVOLVING
PROPERTY                                IN TERM COMMITMENTS                         COMMITMENTS
Brookfield Square Mall                  $     3,822,500.00                      $     9,159,000.00
Cary Towne Center                       $    11,387,500.00                      $     5,596,000.00
Cherryvale Mall                         $     4,893,750.00                      $     8,660,000.00
Citadel Mall                            $    13,231,250.00                      $     7,889,000.00
Columbia Mall                           $     4,590,000.00                      $     7,260,000.00
East & West Towne Mall; W. Towne
    Crossing                            $     3,068,750.00                      $    10,474,000.00
Eastgate Mall & Eastgate Crossing
                                        $     3,077,500.00                      $     6,146,000.00
Fashion Square Mall                     $     3,318,750.00                      $     7,797,000.00
Fayette Mall                            $     7,231,250.00                      $     5,745,000.00
Hanes Mall                              $     8,942,500.00                      $    13,535,000.00
Jefferson Mall                          $     5,341,250.00                      $     6,097,000.00
Kentucky Oaks Mall                            ------------                      $       227,000.00
Midland Mall                            $     1,417,500.00                      $       565,000.00
Northwoods Mall                         $     3,973,750.00                      $     7,267,000.00
Old Hickory Mall                        $     2,735,000.00                      $     5,090,000.00
Parkdale Mall                           $     7,310,000.00                      $     9,378,000.00
Randolph Mall                           $    19,110,000.00                      $     4,752,000.00
Regency Mall                            $     7,487,500.00                      $     8,183,000.00
Towne Mall                              $    24,373,750.00                      $     1,657,000.00
Wausau Center                           $     2,313,750.00                      $     1,896,000.00